Exhibit 99.1

May 17, 2026

Strawberry Fields. REIT, Inc.

(The “Company”)

Shelf Offering Report

Pursuant to the Company’s offering prospectus and Supplementary Prospectus, which is also the Company’s shelf prospectus dated August 5, 2024 (the “Prospectus”) and1 pursuant to the provisions of the Securities Regulations (Shelf Offering of Securities), 5766-2005 (the “Shelf Offering Regulations”), the Company is hereby honored to publish a shelf offering report (the “Shelf Offering Report”) for the issuance and listing on the Tel Aviv Stock Exchange Ltd. (the “Stock Exchange”) of the Company’s Bonds (Series C) (the “Bonds (Series C)” or the “Bonds”) and Series 1 Warrants of the Company (the “Series 1 Warrants” or the “Warrants”), as detailed below.

In the Shelf Offering Report, terms will be given the meaning given to them in the Shelf Offering Prospectus, unless otherwise stated in the Shelf Offering Report.

The Company’s shares are listed for trading on the NYSE American Stock Exchange. On April 15, 2024, the Company published a registration document for the trading of its shares on the Stock Exchange, in accordance with the provisions regarding dual listing under Chapter E3 of the Securities Law, 5728-1968 (the “Dual Listing Rules” and the “Securities Law”, respectively) and the regulations promulgated thereunder and as of April 21, 2024, the Company’s shares are also traded on the Stock Exchange in Israel. In accordance with the Dual Listing Rules, the Company’s ongoing reports are according to the law in the United States and in the English language and in accordance with the Dual Listing Rules.

The Bonds (Series C) together with the Series 1 Warrants shall hereinafter also be referred to as: the “Offered Securities”.

1 Published on August 4, 2024 (reference: 2024-01-083038).

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The Company prepared the Shelf Offering Report according to the rules of the United States Securities Act of 1933 (“Securities Act”) for a registration document on Form S-3 (“Form S-3”) in addition to the details required by the Shelf Offering Regulations, and the Shelf Offering Report (including the documents included therein by reference) that ostensibly adequately satisfies in all material respects the form requirements relevant to the Form S-3 registration documents under the Securities Act, the rules and regulations of the United States Securities and Exchange Commission (SEC) (the “U.S. Securities Commission”) in connection with this offering of the Offered Securities, except for those parts of the Shelf Offering Report which are in the Hebrew language and also except for the fact that the S-3 Form contained certain sections, exhibits and appendices that are not included in the Shelf Offering Report and are of a technical nature and/or are not material regarding an offer of securities to the public in Israel.

The Shelf Offering Report has not been submitted to the U.S. Securities and Exchange Commission and the Offered Securities offered pursuant to the Shelf Offering Report shall not be registered under the Securities Act or securities laws of any state of the United States or any other jurisdiction and shall not be offered or sold in the United States, or to the account or in favor of a U.S. Person as defined in Regulation S under the Securities Act (“Regulation S”). Notwithstanding the foregoing, it is noted that promptly following the publication of the shelf offering report and as a condition to the listing for trading of the Series 1 Warrants, the Company will act to file with the U.S. Securities and Exchange Commission a Prospectus Supplement pursuant to which the shares to be issued upon the exercise of the Series 1 Warrants will be registered under the Securities Act.

The public offering according to the Shelf Offering Report, if made, will be made in Israel to residents of Israel and will not be made in the United States and/or for any person located in the United States or for anyone who is a U.S Person, each according to its definition in Regulation S, and will be made in accordance with an exemption from American securities laws. The Company provided the Stock Exchange with the opinion of an American lawyer, according to which, subject to the assumptions, reservations and restrictions set forth in the opinion, it is not required to register the Offered Securities under the Securities Act for the purpose of offering and selling the Offered Securities in an offering in the manner described below, except with respect to the shares to be issued upon the exercise of the Series 1 Warrants as aforesaid.

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Any purchaser of the Offered Securities offered pursuant to the Shelf Offering Report shall be deemed to have presented, that he (or she) resides in Israel and is also a resident of Israel, that he (or she) is not a U.S. person as defined in Regulation S, that he (or she) is not acquiring the Offered Securities offered pursuant to the Shelf Offering Report for a person located in the United States, that he (or she) did not reside in the United States at the time they submitted the application to purchase the Offered Securities offered pursuant to this Shelf Offering Report and that he (or she) is not acquiring the Offered Securities offered with the intention of distributing said Offered Securities.

The distributors with whom the Company will enter into agreements, if any, for the distribution of the Offered Securities, including their related companies and anyone acting on their behalf, shall be deemed to have presented, that they will offer the Offered Securities in Israel to the residents of Israel only, and not to anyone who is a person located in the United States or a U.S Person, each as defined in Regulation S, and that they are not engaged in any “directed selling efforts” as such term is defined in Clause 920(c) of Regulation S. This offer is not part of a plan to evade registration requirements under US securities laws.

Pursuant to Rule 904 of Regulation S, the Offered Securities offered under the Shelf Offering Report may be resold in or through the facilities of the Stock Exchange (assuming that at the time of such resale, the Stock Exchange is a “designated offshore securities market”) as defined in Section 902(b) of Rule S without imposing any holding period or other restriction under the Securities Act or the rules promulgated thereunder, by any person other than the Company, the distributor, any affiliate company of theirs, or any person acting on behalf of any of the foregoing, as long as (a) the sale is made as an “offshore transaction” as defined in Rule 902(h) of Regulation S, so that the offer will not be made to a person located in the United States and the transaction is carried out in or through the facilities of the Stock Exchange, and neither the seller nor anyone acting on its behalf knows that the transaction was planned in advance with a buyer in the United States; and (b) the seller, any of its affiliate companies, and anyone acting on their behalf did not make any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States.

No person is authorized to take any action in the United States in connection with the offer or sale of the Offered Securities offered pursuant to the Shelf Offering Report. The Company and the officers serving in the Company (and will serve in it in the future) irrevocably undertake, inter alia, not to oppose the request of the trustee and/or the Offered Securities holders who will apply to the Israeli court to apply Israeli law regarding a compromise and settlement and insolvency, insofar as filed; not to turn on their own initiative to a court outside Israel in order to receive protection against a proceeding initiated by the trustee for the Offered Securities and/or by the Offered Securities; not to object if the court in Israel wishes to apply Israeli law regarding compromise and settlement and insolvency; and not to raise claims against the local jurisdiction of the court in Israel in connection with proceedings filed by the trustee for Offered Securities and/or Offered Securities of the Company. In addition, the Company declares that to the best of its knowledge, there is no impediment under the law applicable to it or by virtue of its obligations towards third parties, that such proceedings will take place in Israel.

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1.	Offered Securities (Tender Number 1223726)

1.1.	Bonds (Series C)

1.1.1.	Up to NIS 260,000,000 par value of Bonds (Series C), registered in the Company’s name, of NIS 1 par value each, offered at par, bearing annual interest (unlinked) at a fixed rate of 6.85% (the “Annual Interest Rate”), offered together with Warrants (Series 1) by way of a tender for the unit price, as set forth in Section 2 below.

1.1.2.	The principal of the bonds (Series C) - is repayable in four payments - on June 30 of each of the years 2027 to 2029 (inclusive) and on December 31, 2030, in such a way that each of the first three payments on account of the principal will constitute 4% of the principal of the total par value of the Bonds (Series C) and the fourth and final payment on account of the principal will constitute 88% of the principal of the total par value of the Bonds (Series C).

1.1.3.	Interest on the unpaid principal of the Bonds (Series C) - will be paid on December 31, 2026, June 30 and December 31 of each of the years 2027 through 2030, in such a way that the first payment of the interest will be paid on December 31, 2026 and the last payment will be paid together with the last repayment of the principal on December 31, 2030. Interest payments shall be made for the period of six months that ended on the day preceding the date of the relevant interest payment (the “Interest Period”), except for the first interest payment to be made on December 31, 2026, which shall be paid for the period commencing on the first clearing date following the Day of the Tender (i.e., the date on which the purchaser of the securities was charged the issuance consideration) (the “First Clearing Date”) and ending on the day before the date of said payment, i.e. December 30, 2026, to be paid according to the annual interest and calculated according to the number of days in the said period and on a basis of 365 days per year.

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It should be clarified that the semi-annual interest rate, excluding the first interest rate, will be the annual interest rate divided by two (3.425%).

The first Clearing Date and the interest rate for the first Interest Period of the Bonds (Series C), will be detailed in the immediate report regarding the results of the issuance that will be published by the Company.

1.1.4.	The Bonds (Series C) will not be linked (principal and interest).

Together with

1.2.	Series 1 Warrants

1.2.1.	Up to 4,160,000 Series 1 Warrants of the Company, registered in the Company’s name and traded on the Stock Exchange, exercisable into up to 4,160,000 shares of common stock of par value $0.0001 each, of the Company, on any trading day except on certain dates as specified in Section 5.2.3 below, commencing on the date of listing for trading on the Stock Exchange and until June 30, 2027 (inclusive) (the “Exercise Period” and the “End of the Exercise Period”, respectively), such that each Series 1 Warrant shall be exercisable into one ordinary share of the Company of par value $0.0001, subject to the adjustments specified in Section 5.2.4 below (the “Exercise Shares”), against payment in cash of an exercise price of 39.8 NIS per Warrant, which is linked to the US dollar exchange rate, as set forth below, and in any event, not less than the price of the Company’s share common stock on the NYSE on the date of allotment of the Warrants (Series 1) (“Series 1 Warrants” or “Warrants” and “Exercise Price”, respectively).[2]

The exercise price of the Warrants is linked to the Base Rate (as defined below), as set forth below:

“US Dollar”	-	United States Dollar.

“Known Rate”	-	the last representative exchange rate of the US Dollar determined by the Bank of Israel; provided, however, that during any period in which the Bank of Israel does not customarily determine a representative exchange rate, the Known Rate shall be the rate most recently determined by the Minister of Finance together with the Governor of the Bank of Israel for government debentures linked to the US Dollar exchange rate.

2 The exercise price of the Series 1 Warrant is approximately higher by appr. 4% than the closing price of the Company's share on May 14, 2026.

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“Base Rate”	-	the last representative exchange rate of the United States Dollar published by the Bank of Israel at the end of May 14, 2026, being NIS 2.9050 per US$1.

“Exercise Rate”	-	the Known Rate on the date of exercise of the Warrant.

“Business Day”	-	a day on which most banks in Israel are open for the execution of transactions.

“Exercise Date”	-	the date on which a notice of exercise is delivered to the Company, in the case of direct delivery, and in the case of delivery of an exercise notice through exchange members, the date on which the Clearing House of the Stock Exchange receives from the exchange member a notice regarding the exercise of a Warrant that fulfills all the conditions specified in the shelf offering report. For this purpose, a notice of exercise received by the Clearing House of the Stock Exchange after the hour prescribed in the by-laws of the Clearing House shall be deemed to have been received on the next trading day.

If, on any payment date of the exercise price, it is found that the Exercise Rate has changed compared to the Base Rate, the exercise price of the Warrants shall increase or decrease by a rate identical to the rate of increase or decrease of the Exercise Rate compared to the Base Rate; that is, no protection shall apply to the exercise price.

The aforesaid linkage method may not be changed throughout the entire exercise period of the Warrants.

1.2.2.	A Series 1 Warrant that is not exercised by the last exercise date shall expire and be null and void and shall confer no right or claim whatsoever upon its holder. For the composition of each unit, see Section 12.1 below.

1.2.3.	The economic value of each Series 1 Warrant is approximately 4.502 NIS. The said economic value was calculated in accordance with the calculation formula in the Stock Exchange guidelines and based on the Black-Scholes model, according to the following data: (a) the underlying asset price for the purpose of calculating the Warrants is 38.25 NIS (the closing price of the Company’s shares on May 14, 2026); (b) the exercise price of the Series 1 Warrant is NIS 38.90; (c) annual standard deviation (calculated weekly) in accordance with the Stock Exchange liquidity data manual – 27.90%; and (d) the USD interest rate in accordance with the discount factors circular published by the Stock Exchange on May 5, 2026 is 3.6%.

1.3.	The offer of the Offered Securities pursuant to the Shelf Offering Report is not underwritten.

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2.	The manner of offering the securities

2.1	The Offered Securities are offered to the public in a uniform offering in accordance with the Securities Regulations (Manner of Offering Securities to the Public), 5767-2007 (the “Manner of Offering Regulations”), in 260,000 units (“Units”), by way of a tender on the unit price, which shall not be less than 1,001 NIS (the “Minimum Price” or the “Minimum Unit Price”). The composition of each unit and its price is as follows:

NIS 1,000 par value Bonds (Series C), at a price of 100% of their par value:	NIS 1,001
16 Series 1 Warrant	No consideration
=======
Total price per Unit	NIS 1,001

2.2	Tender on the Unit Price

2.2.1.	List of signatures

2.2.1.1.	The tender for the purchase of the Units will open on May 18 2026 (the “Day of the Tender” or “Application Submission Date”), at 9:30 am and will close on the same day at 4:30 pm, provided that at least 7 hours, of which at least 5 are trading hours, have passed since the publication of the Shelf Offering Report (the “Closing Date of the List of Signatures”).

2.2.1.2.	The Company may cancel the offer at any time before receiving the issuance funds from the investors, without the investors having any claim in connection therewith. In such a case, all bids given to the Company in connection with that offer shall be deemed null and void.

2.2.2.	Submission of applications and tender procedures

2.2.2.1.	The applications to purchase the Units must be submitted to the Company, on forms that are standard for this purpose[3], through Eximus Capital Markets Ltd. (the “Issuance Coordinator”), directly or through bank branches or through other members of the Stock Exchange (“Authorized to Receive Applications”), no later than the Closing Date of the List of Signatures

Any application submitted to someone Authorized to Receive Applications on the Day of the Tender will be considered to have been submitted on that day if received by someone Authorized to Receive Applications until the Closing Date of the List of Signatures, provided that it is transferred by someone Authorized to Receive Applications to the Issuance Coordinator, and will be received by the Issuance Coordinator until the end of half an hour from the Closing Date of the List of Signatures, that is, until 5:00 pm (the “Deadline for Submission to the Coordinator”). An application received by the Stock Exchange members after the Closing Date of the List of Signatures or received by the Issuance Coordinator more than half an hour after the Closing Date of the List of Signatures, will not be answered by the Company.

3 Which can be received by those Authorized to Receive Applications through the Issuance Coordinator or through bank branches or other members of the Stock Exchange.

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2.2.2.2.	Each applicant may submit up to three applications at different unit prices, which shall not be lower than the minimum unit price, provided that the unit prices offered by him shall be quoted in increments of 0.05 NIS, such that the first increment at which it is possible to request to purchase Units above the minimum unit price shall be 1,001.05 NIS, and thereafter Units may be ordered at a price of 1,001.10 NIS, 1,001.15 NIS, and so on (the “Price Brackets”).

The unit price stated in the offer that is not equal to one of the Price Brackets shall be rounded down to the nearest Price Bracket.

2.2.2.3.	Each applicant shall state in its application the number of Units it wishes to purchase, as well as the offered Unit Price, which shall not be lower than the Minimum Unit Price. An application in which a Unit Price lower than the Minimum Unit Price was offered shall be void and shall be deemed not to have been submitted.

2.2.2.4.	Subject to any law, the applications to purchase the Units are irrevocable. Any application shall be deemed an irrevocable undertaking on the part of the applicant to receive the securities allocated to him as a result of full or partial acceptance of his application and to pay through the Issuance Coordinator the full price, according to the terms of the Prospectus and this Shelf Offering Report, of the securities allocated to him due to acceptance according to the terms of the Prospectus and this Shelf Offering Report at his request.

2.2.2.5.	Applications may only be submitted for whole Units. An application submitted regarding any part of a Unit shall be deemed to be an application submitted regarding the number of complete Units specified in it only and the part of the Unit that appears in the application shall be deemed not to have been included in it in the first place. An application in which the number of Units specified in it is less than one Unit will not be accepted.

2.2.2.6.	Any application that specifies a quantity of ordered Units higher than the amount offered according to this Shelf Offering Report shall be deemed an application that stated the amount offered according to this Shelf Offering Report.

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2.2.2.7.	Those Authorized to Receive Applications shall be responsible and liable towards the Company and the Issuance Coordinator for the full payment of the consideration due to the Company in respect of applications submitted through them and which were fully or partially accepted.

2.2.2.8.	“Applicant” or “Bidder” - together with his family member who lives with him, including a classified investor with whom the Company contracted, who gave a prior commitment to purchase Units as detailed in the Shelf Offering Report.

2.2.2.9.	Interested parties in the Company will be entitled to submit orders for the purchase of Units offered to the public according to this Shelf Offering Report.

2.2.2.10.	The applications will be forwarded by those Authorized to Receive Applications to the Issuance Coordinator by transmitting the applications to the Issuance Coordinator digitally, via a virtual vault. In addition, applications submitted directly to the Issuance Coordinator will be stored in a virtual vault. In addition, as a backup, the applications can be transferred in closed envelopes which will be kept closed until the Deadline for Submission to the Coordinator has elapsed. The closed envelopes will be placed in a closed box together with the applications submitted directly to the Issuance Coordinator, until the Deadline for Submission to the Coordinator has elapsed.

2.2.2.11.	On the Day of the Tender after the deadline for submitting bids to the Issuance Coordinator the applications in the vaults, including applications submitted directly to the Issuance Coordinator, will be presented in the presence of the Company’s representative and its accountant who will supervise the proper observance of the tender procedures and at that time the results of the tender will be agreed upon and processed.

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2.2.2.12.	On the first clearing Date, no later than 10:00, the Issuance Coordinator shall provide notice to the Applicants whose applications have been fully or partially accepted, through those Authorized to Receive Applications. The notice shall indicate the unit price set forth in the tender, the number of Units to be allocated to the Applicant and the consideration due from them for them. Upon receipt of the notice and on the same day until 12:30 pm, the Applicants will transfer, through those Authorized to Receive Applications, to the Issuance Coordinator, to the special account as defined in section 2.2.4 below, the full consideration due from them in respect of the Units for which their application was accepted as stated in the aforementioned notice.

2.2.2.13.	On the first clearing day, the Company will notify the Israel Securities Authority and the Stock Exchange of the results of the tender.

2.2.3.	Determining the unit price in the tender and the manner of allocating the Units to the Applicants

All the Units for which applications to purchase are accepted shall be issued at a uniform Unit Price (the “Uniform Price”), which shall be the highest price at which the applications for Units stating such price per Unit, together with applications stating higher Unit Prices, will be sufficient to allocate all Units offered to the public (including the Classified Investors) under the offering report.

The allocation of the Units will be done as follows:

2.2.3.1.	If the total number of Units included in the applications received (including Units that applications to purchase them were received from classified investors as stated in section 3 below) is less than the total number of Units offered according to the offering report, all the applications will be accepted in full, subject to the fulfillment of the requirements of the Stock Exchange guidelines as 9.2 below. In such a case, the Uniform price will be the minimum unit price. The remaining Units for which no applications were received, will not be issued.

2.2.3.2.	If the total number of Units included in the applications received (including Units whose applications to purchase will be received from classified investors as stated in section 3 below) will be equal to or exceed the total number of Units offered to the public, all Units offered to the public shall be issued as follows:

(1)	Applications that state a Unit Price lower than the Uniform Price shall not be accepted.

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(2)	Applications that indicate a unit price higher than the Uniform Price - shall be accepted in full.

(3)	Applications (excluding applications received from Classified Investors) stating a price equal to the Uniform Price shall be accepted on a pro rata basis, so that each Applicant shall receive from the total Units offered that remain for allocation after acceptance of applications stating a higher price than the Uniform Price (after deducting the acceptance of the applications of the Classified Investors, who will order at the Uniform Price), a share equal to the ratio between the number of Units ordered in the application in which the Uniform Price was stated and the total number of Units included in all applications submitted to the Company in which the Uniform Price was stated (after deducting the share of the Classified Investors as stated in Section 3 below).

(4)	The allocation to the classified investors shall be as specified in section 3 below.

2.2.3.3.	If the allocation as stated in 2.2.3.2 above does not lead to the fulfillment of the minimum dispersion requirements of the Bonds (Series C), as stated in section 9.2.2 below will be canceled and the allocation of the Units will be done as follows:

(1)	Applications that state a Unit Price lower than the Uniform Price shall not be accepted.

(2)	Applications stating a Unit Price higher than the Uniform Price shall be accepted in full.

(3)	Applications (including applications submitted by Classified Investors) stating a Unit Price equal to the Uniform Price shall be accepted on a pro rata basis, so that each Applicant shall receive from the total Units offered to the public that remain for allocation after acceptance of applications stating a Unit Price higher than the Uniform Price, a share equal to the ratio between the number of Units ordered at the Uniform Price and the total number of Units for which applications to purchase at the Uniform Price were submitted to the Company (including Units in respect of which commitments of Classified Investors were received as stated in Section 3 below).

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2.2.3.4.	If the allocation as stated in section 2.2.3.3 above does not result in compliance withthe Minimum Dispersion requirements of the Bonds (Series C), then the allocation of the Units will be made as follows:

(1)	Applications that state a stating a Unit Price lower than the Uniform Price shall not be accepted.

(2)	Applications (including applications submitted by Classified Investors in accordance with their prior commitment as stated in Section 3 below) stating the Uniform Price and/or a price higher than it shall be accepted on a pro rata basis, so that each Applicant shall receive, out of the total number of Units offered, a number equal to the ratio between the number of Units ordered at the Uniform Price and/or at a price higher than it and the total number of applications stating the Uniform Price and/or a price higher than it that were submitted to the Company (including Units in respect of which commitments of Classified Investors were received).

2.2.3.5.	If the allocation as stated in Section 2.2.3.4 above does not result in compliance with the minimum dispersion requirements of the Bonds, a reallocation shall be carried out for the purpose of determining a new uniform Unit Price, which shall not be lower than the Minimum Unit Price and which shall be the highest Unit Price at which the offered Units may be allocated so as to satisfy the minimum dispersion requirements, provided that no Applicant shall be allocated a number of Units higher than the number it ordered or at a Unit Price higher than that specified in its application (the “New Uniform Price”).
If such a new Uniform Price is determined, the allocation shall be made in accordance with Section 2.2.3.4 above, and wherever the “Uniform Price” appears, it shall be deemed to read the “New Uniform Price.”

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2.2.3.6.	If the allocation as set forth in Section 2.2.3.5 above also does not result in the fulfillment of the Minimum Dispersion requirements of the Series C Bonds, Section 2.2.4.4 below shall apply.

2.2.3.7.	If fractional Units are created in the allocation of the Securities pursuant to the acceptance of applications in the tender, as described above, such fractional Units shall be rounded, to the extent possible, to the nearest whole Unit. Any excess Units remaining as a result of such rounding shall be purchased by the Issuance Coordinator at the price per Unit determined as set forth above.

2.2.3.8.	Each Applicant shall be deemed to have undertaken in its application to purchase all Units allocated to it as a result of the full or partial acceptance of its application, in accordance with the rules set forth above.

2.2.4.	Special Account, Bond Certificate and Allocation Letter

2.2.4.1.	Shortly before the Tender date, the Issuance Coordinator shall approach The Tel Aviv Stock Exchange Clearing House Ltd. (the “TASE Clearing House”) with a request to open a special designated account for clearing the offering in the name of the TASE Clearing House with a banking corporation (the “Special Account”), and shall notify the Authorized to Receive Applications that the TASE Clearing House is the clearing agent for the offering. The Special Account shall be administered exclusively by the Issuance Coordinator in the name of and for the benefit of the Company, in accordance with the provisions of the Securities Law.

2.2.4.2.	On the first clearing day, by 10:30 p.m., the Authorized to Receive Applications shall authorize the TASE Clearing House to debit all amounts paid in respect of the securities for which purchase applications were accepted in accordance with the terms of the offering report, and the offering coordinator shall handle such amounts and act in accordance with the terms of the offering report..

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2.2.4.3.	If the Minimum Dispersion requirements and/or the Public Holdings Value requirements, as set forth in Section 9.2 below and the provisions of Section 9.3 shall apply with respect to the Warrants (Series 1), are satisfied, then no later than 12:30 p.m. on the first trading day following the fulfillment of the conditions as aforesaid, the Issuance Coordinator shall transfer to the Company shall transfer to the Company, or to whomever the Company directs the issuance consideration, together with any proceeds accrued thereon, all as detailed in this report, against the delivery of the bond certificate in respect of the Bonds to be allocated and the allocation letters in respect of the Series 1 Warrants to be allocated pursuant to this report, to The Tel Aviv Stock Exchange Nominee Company Ltd. (the “Nominee Company”).

2.2.4.4.	If, upon summarizing the Day of the Tender, it is found that the Minimum Dispersion requirements and/or the Public Holdings Value requirements, as set forth in Section 9.2 below, have not been satisfied, the issuance of the Units to the public shall be canceled and no funds shall be collected from the Applicants.

2.2.4.5.	If the Company accepts an application, in whole or in part, the Company shall allocate to the Applicants the Bonds (Series C) and Series 1 Warrants included in the Units in respect of which the application to purchase was accepted, as stated in Section 2.2.4.3 above - by sending a bond certificate and an allocation letter, as applicable, to the Nominee Company against the transfer of the funds deposited in the Special Account by the Issuance Coordinator to the Trustee, as aforesaid, provided that the allocation shall not be made before the Issuance Coordinator has confirmed that the Stock Exchange requirements have been fully satisfied, as stated in Section 9.2 below.

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3.	Classified Investors

The Company entered into an early engagement with classified investors, as defined in section 1 of the Manner of Offering Regulations (the “Classified Investors”) in4 relation to some of the Units offered to the public as part of this Shelf Offering Report and received a commitment from those classified investors to submit orders as part of the tender, as detailed below:

3.1	Of the Units offered to the public regarding 159,596 Units, which constitute approximately 61.4% of the total Units offered in this Shelf Offering Report, early commitments were given to purchase them from Classified Investors whose names are detailed in section 3.3 below, according to which the Classified Investors will submit applications in the tender to purchase Units at the interest rate, and in the quantities specified in section 3.3 below.

“Oversubscription” - the ratio between the number of Units for which orders were submitted at the Uniform Price to be determined in the tender and the amount remaining for allocation (as defined below), provided that it is greater than one; “The Amount Remaining for Allocation” means the number of Units offered in the tender at the Unit Price pursuant to the Shelf Offering Report, after deducting the number of Units for which orders were submitted at a Unit Price higher than the Uniform Price to be determined in the tender.

3.2	According to the Manner of Offering Regulations, in the event of Oversubscription, the allocation to Classified Investors will be as follows:

3.2.1	If there was an Oversubscription of up to 5 times the number of Units offered to the public, each Classified Investor will be allocated 100% of the amount he undertook to purchase. If there was an Oversubscription of more than 5 times the amount offered to the public, each Classified Investor will be allocated 50% of the amount he undertook to purchase.

3.2.2	If the amount of units left for distribution is not sufficient for allocation, as stated in section 3.2.1 above, then the Amount Left for Distribution will be allocated to Classified Investors according to the relative share of any prior undertaking out of the total early undertakings submitted at the same unit price.

Orders of the Classified Investors will be considered as orders submitted by the public for the purpose of determining the Uniform Price.

In the event that there is no Oversubscription, the orders of the Classified Investors in the framework of the tender will be considered as orders submitted by the public for the purpose of distributing the securities to the customers.

4 “Classified Investor” - one of the following: (1) a portfolio manager as defined in section 8(b) of the Consultancy Law, who purchases at his discretion on a client's account; (2) a corporation wholly owned by one or more Classified Investor, who buys for himself or another Classified Investor; (3) an investor listed in section 15a(b) (2) of the Securities Law; or (4) an investor listed in items (1) to (9) or (11) in the First Addendum to the Securities Law, who buys for himself. In addition, a Classified Investor must undertake to purchase securities in the issuance at a scope of at least NIS 800,000.

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The allocation to the Classified Investors will be at the Uniform Price as determined in the tender.

3.3	Each of the Classified Investors listed below undertook as part of an early commitment to purchase the securities offered according to this Shelf Offering Report, to submit applications to purchase Units at a Unit Price that shall not be lower than that specified below:

The name of the investor	How it meets the definition of a classified investor	Unit Price	Units
Alpha Bonds L.P.	Corporation with equity of NIS 50 million	1,001	3,000
HAZAVIM BOND LP	Corporation with equity of NIS 50 million	1,008	2,000
HAZAVIM BOND LP	Corporation with equity of NIS 50 million	1,004	1,000
HAZAVIM BOND LP	Corporation with equity of NIS 50 million	1,002	1,000
I.B.I Re’em Bond LP	Corporation with equity of NIS 50 million	1,009	8,250
A.S. Bretman Investments Ltd.	Corporation with equity of NIS 50 million	1,003	1,000
Orcom Strategies Ltd.	Corporation with equity of NIS 50 million	1,005	5,500
I.B.I. Mutual Fund Management (1978) Ltd.	Mutual fund	1,001	2,426
I.B.I. Mutual Fund Management (1978) Ltd. – I.B.I. (1A) Y 10/90	Mutual fund	1,001	1,400
I.B.I. Mutual Fund Management (1978) Ltd. – I.B.I. (2B) Y 15/85	Mutual fund	1,001	934
I.B.I. Mutual Fund Management (1978) Ltd. – I.B.I. (2B) Up to 3 Years 20/80	Mutual fund	1,001	6,999
I.B.I. Mutual Fund Management (1978) Ltd. – I.B.I. (2C) Up to 3 Years 30/70	Mutual fund	1,001	1,400
I.B.I. Mutual Fund Management (1978) Ltd. – I.B.I. Bond Hedging Strategies	Mutual fund	1,001	2,800
Idea Bond L.P.	Corporation with equity of NIS 50 million	1,006	1,800
Ayalon Mutual Funds Ltd. – Kevin 10/90	Mutual fund	1,011	5,500
Ayalon Mutual Funds Ltd. – Kevin 20/80	Mutual fund	1,011	2,500
Iceberg Finance L.P.	Corporation with equity of NIS 50 million	1,011	1,000
Iceberg Finance L.P.	Corporation with equity of NIS 50 million	1,010	1,500

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The name of the investor	How it meets the definition of a classified investor	Unit Price	Units
Aloha Global Opportunities L.P.	Corporation with equity of NIS 50 million	1,005	5,200
Altshuler Shaham Mutual Fund Management Ltd.	Mutual fund	1,001	2,360
Altshuler Shaham Mutual Fund Management Ltd. – Altshuler Shaham (1B)(!) Opportunity Bonds	Mutual fund	1,001	3,600
Altshuler Shaham Netz Limited Partnership	Corporation with equity of NIS 50 million	1,001	1,000
Arbitrage Global L.P.	Corporation with equity of NIS 50 million	1,030	13,000
Bechora – Advisory and Investment Services Ltd.	Corporation with equity of NIS 50 million	1,008	3,764
The First International Bank of Israel Ltd.	Bank	1,001	3,989
Hatzavim Limited Partnership	Corporation with equity of NIS 50 million	1,008	2,000
Hatzavim Limited Partnership	Corporation with equity of NIS 50 million	1,004	1,000
Hatzavim Limited Partnership	Corporation with equity of NIS 50 million	1,001	1,500
Mor Investment House Portfolio Management Ltd.	Portfolio manager	1,001	37,919
Sigma Mutual Funds Ltd.	Mutual fund	1,001	7,275
Sigma Mutual Funds Ltd. – Forta (1B)(!) Corporate Bonds	Mutual fund	1,001	900
Sigma Mutual Funds Ltd. – Forta (1B) Y 10/90	Mutual fund	1,001	1,375
Sigma Mutual Funds Ltd. – Forta (2B) Y 30/70	Mutual fund	1,001	900
Sphera Bond Limited Partnership	Corporation with equity of NIS 50 million	1,010	4,000
Pontifax Bond L.P.	Corporation with equity of NIS 50 million	1,020	2,500
Pontifax Opportunities L.P.	Corporation with equity of NIS 50 million	1,020	2,000
Pontifax Opportunities L.P.	Corporation with equity of NIS 50 million	1,006	3,000
Portfolio I Limited Partnership	Corporation with equity of NIS 50 million	1,016	3,000
Portfolio I Limited Partnership	Corporation with equity of NIS 50 million	1,005	1,000
Portfolio I Limited Partnership	Corporation with equity of NIS 50 million	1,002	2,000
Fidelity Venture Capital Ltd.	Corporation with equity of NIS 50 million	1,040	1,725
R.Y.L Spirit Management and Investments Ltd.	Corporation with equity of NIS 50 million	1,006.05	2,800
Shekef Investments in Maof Ltd.	Portfolio manager	1,009	1,780
Total

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3.4	Obtaining early commitments from the Classified Investors on the eve of publication of the Shelf Offering Report, was done in accordance with the principles set forth in sections 4 and 5 of the Manner of Offering Regulations.

3.5	The Classified Investors who have undertaken an early commitment as set forth above, shall be entitled to order Units in an amount exceeding that specified in their early commitment, however the excess units ordered shall not be considered as part of the applications of Classified Investors for the purpose of this Shelf Offering Report, but as applications submitted by the public for all intents and purposes.

3.6	The consideration to be paid by the Classified Investors shall be transferred to the Issuance Coordinator through those Authorized to Receive Applications on the first clearing day until 12:30 p.m. and shall be deposited by him in the Special Account as stated in section 2.2.4.1 above.

3.7	The Classified Investors will be entitled to an early commitment fee of 0.5% of the total consideration for the Units in respect of which the Classified Investors undertook to submit applications.

3.8	In accordance with the Manner of Offering Regulations, a Classified Investor who undertook an early commitment as specified above, shall be entitled, on the Day of the Tender, to increase the unit price that he stated in his early commitment as stated above (in the margins specified in section 2.2.2.2 above) by delivering a written notice to the Issuance Coordinator, which will be received by the Issuance Coordinator until the Closing Date of the List of Signatures.

4.	Company capital details

4.1.	As of the date of this Shelf Offering Report, the authorized share capital of the Company consists of 500,000,000 shares of common stock and 100,000,000 shares of preferred stock.

Shortly prior to the date of the shelf offering report, the Company’s issued and fully paid share capital consists of 13,426,610 shares of common stock.

In addition to the above, as of the date of this Shelf Offering Report, the Company has (a) 42,362,059 rights to shares (OP Units); and (b) 961,975 shares of common stock that the Company may issue under its compensation plan for employees, directors, officers, consultants, service providers and other parties (“the Incentive Plan”).

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4.2.	The issued and paid-up share capital of the Company immediately after the offering pursuant to this Shelf Offering Report, assuming full dilution (i.e., assuming the exercise of all of the publicly issued Series 1 Warrants, ) shall be 17,586,610 shares of common stock.[5]

4.3.	The shares that will result from the exercise of all of the publicly issued Series 1 Warrants offered pursuant to this Shelf Offering Report shall constitute approximately 23.6% of the Company’s issued and paid-up share capital and approximately 23.6% of the Company’s issued and paid-up share capital on a fully diluted basis.

It should be noted that the Company has entered into an At Market Issuance Sales Agreement (ATM) for the sale of shares of common stock, pursuant to which, shortly prior to the date of publication of this report, the Company may sell 15,213,307 shares of common stock thereunder (based on the last closing price of the Company’s shares on the NYSE on May 14 2026 (US$ 13.13 per share)).

4.4.	Stock Exchange prices of the Company’s shares

Below are data regarding the highest and lowest Stock Exchange prices of the Company’s shares of common stock during the period commencing on April 18, 2024 (the Company’s listing for trading), during 2025, and during the period commencing on January 1, 2026 until shortly before the date of publication of this Shelf Offering Report:6

Period	Low price (ag’)		High price (ag’)
	Price	Date	Price	Date
April 18, 2024 -December 31, 2024	2,867	21.4.2024	5,196	7.11.2024
2025	3,306	24.7.2025	4,533	16.3.2025
January 1, 2026 – May 14 2026	3,568	7.5.2026	4,464	19.2.2026

The adjusted closing price on the Stock Exchange of the Company’s shares on May 14 2026 was 3,825 agorot per share.

5 Assuming the purchase of the full amount issued to the public as, meaning, 260,000,000 NIS par value Series C Bonds together with 4,160,000 Series 1 Warrants ("Amount Issued to the Public").

6 If the share price was identical on several different days, an arbitrary date among such days was selected.

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5.	The Trustee and other terms of the Offered Securities

5.1.	The Trustee and other terms of the Bonds (Series C).

5.1.1.	The Trustee

On May 17, 2026 the Company contracted with Mishmeret - Trustee Services Company Ltd. in a Deed of Trust for the holders of the Bonds (Series C), which is attached as Appendix A to the Shelf Offering Report (the “Trustee” and the “Deed of Trust”, respectively). The Trustee’s contact details - Address: 48 Menachem Begin Rd., Tel Aviv 6618001; Phone: 03-6374352; Fax: 03-6374344; Contact person on behalf of the Trustee: Rami Sabati, CPA RamiS@mtrust.co.il.

5.1.2.	Payments

5.1.2.1.	Regarding the principal and interest payments of the Bonds (Series C), the effective date for their payment and the manner of payment, see section 3 of the terms listed overleaf in the First Addendum to the Deed of Trust (the “Overleaf Terms”). The last payment of the principal and interest shall be made on December 31, 2030, against the delivery of the certificates of the Bonds (Series C) to the Company on the date of payment, at the Company’s registered office or in a different place notified by the Company. The Company’s notice as aforesaid, shall be delivered no later than five business days before the date of the last payment.

5.1.2.2.	Regarding interest in arrears in case of a delay exceeding 7 days from the effective date for payment on account of the principal and/or interest, according to the bond, for reasons dependent on the Company, see section 4(a) of the Overleaf Terms.

5.1.2.3.	Any payment for the Bonds (Series C) will be deducted from any compulsory payment as required by law, as specified in section 5 below.

5.1.3.	Additional undertakings

For details regarding the Company’s obligations towards the bond holders, including obligations to comply with financial conditions (including a distribution limit), see sections 5 and 6 of the Deed of Trust.

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5.1.4.	Adjustment of the interest rate

For details regarding the mechanism of adjustment of the interest rate to be borne by the Bonds, as a result of a change in rating and/or as a result of non-compliance with financial covenants, see sections 5.3 and 5.4, respectively, of the Deed of Trust.

5.1.5.	Early redemption

For details regarding early redemption of the Bonds, at the initiative of the Stock Exchange, and/or at the initiative of the Company, see section 7 of the Deed of Trust.

5.1.6.	Partnership’s Undertaking as Co-Borrower

Strawberry Fields Realty LP, a limited partnership incorporated in the State of Delaware, USA, which directly holds all of the issued share capital of the Subsidiary and in which the Company is the general partner and holds approximately %24 of the partnership units (the “Partnership”), has joined the Deed of Trust as a co-borrower together with the Company. For details, see Section 5.2 of the Trust Deed.

For U.S. federal income tax purposes, and for other tax purposes as applicable, the Company and the Partnership intend to treat the Partnership as the borrower of the Bonds (Series C), and any payments made or received by the Company as described in this document shall be deemed, for such purposes, to have been made or received by the Company on behalf of the Partnership.

5.1.7.	Guarantee

In order to secure the full undertakings of the Company under the Deed of Trust for the Bonds, the subsidiary, Strawberry Fields REIT Limited, which is a reporting corporation (as defined in the Securities Law) (the “Subsidiary”) provided a guarantee unlimited by amount in favor of the Trustee and the holders of the Bonds (Series C) (in this section: the “Guarantee”). It should be noted that the letter of guarantee in respect of such Guarantee is attached as Appendix 6.2 to the Deed of Trust.

5.1.8.	Immediate repayment

The Bonds can be placed for immediate repayment in the cases described in section 8 of the Deed of Trust.

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5.1.9.	Rating

5.1.9.1.	On March 9, 2026, S&P Global Ratings Maalot Ltd. (“Maalot”) announced a rating of ilA+ for the Company’s Bonds (Series C), by way of issuance of a new series, in an amount of up to NIS 200 million par value. On May 17, 2026, Maalot updated that the ilA+ rating assigned to the Debentures (Series C) to be issued by the Company is valid for an issuance in an amount of up to NIS 260 million. For the rating reports, see the immediate reports dated March 9, 2026 and May 17, 2026 (references: 2026-15-020742 and 2026-15-045113, accordingly), the detailed information of which is incorporated herein by reference.

5.1.9.2.	On May 17, 2026 Maalot gave its consent to attach the rating report and its update, including by way of reference, to the Shelf Offering Report. Maalot’s said consent is attached as Appendix B to the Shelf Offering Report.

5.1.10.	For the full terms of the Bonds (Series C), see the Deed of Trust, which, as stated above, is attached as Appendix A to the Shelf Offering Report.

5.1.11.	In any case of contradiction between the Deed of Trust and the provisions described in the Shelf Offering Report in connection with the Deed, the provisions of the Deed of Trust shall prevail, all subject to the regulations and the instructions of the Stock Exchange.

5.2.	Additional Terms of the Offered Series 1 Warrants

5.2.1.	The shares that will be issued upon the exercise of the Series 1 Warrants (the “Exercise Shares”) shall rank pari passu with the existing shares in the Company’s capital and shall entitle their holders to receive in full any dividends or bonus shares declared (if any), and any other distribution declared or made by the Company (if any), the record date for which is after the exercise date of the Series 1 Warrants. With respect to the rights attached to the existing shares of common stock in the Company’s capital, see the Company’s organizational documents published on April 15, 2024, and the registration statement published on April 18, 2024 (reference nos. 2024-02-037714 and 2024-02-037597, respectively).

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5.2.2.	The Series 1 Warrants and the shares that will be issued upon exercise of the Warrants shall be registered in the Company’s securities register in the name of the nominee company.

5.2.3.	The Series 1 Warrants shall not be exercisable on the record date for a bonus share distribution, dividend distribution, rights offering, share consolidation, share split or capital reduction (each of the foregoing, an “Company Event”). It is further clarified that where the ex-date of a Company Event falls before the record date of such Company Event, no conversion shall be made on such “ex-date”.

5.2.4.	Adjustments
From the date of listing for trading of the Series 1 Warrants until the last exercise date of the Series 1 Warrants, the following provisions shall apply to Series 1 Warrants that have not yet been exercised:

5.2.4.1.	Adjustment due to the distribution of bonus shares. If, during the period in which the right to exercise the Series 1 Warrants exists, the Company distributes bonus shares, the rights of the holders of the Series 1 Warrants shall be preserved, such that the number of Exercise Shares to which a warrant holder will be entitled upon exercise shall increase or decrease by the number of shares of the same class to which the warrant holder would have been entitled as bonus shares had the warrant been exercised up to the trading day preceding the ex-date. The exercise price of each warrant shall not change as a result of the addition of such shares. In the event of an adjustment under this subsection, the applicant shall not be entitled to receive a fraction of a whole share, and the provisions of Section 5.2.7.7 below shall apply. This adjustment method is irrevocable. In the event of a bonus share distribution, the Company shall issue an immediate report regarding the adjusted exercise ratio before trading opens on the day the shares trade ex-bonus.

5.2.4.2.	Adjustment due to a rights offering. If, during the period in which the right to exercise the Series 1 Warrants exists, the Company offers to its shareholders, by way of rights issuance, rights to purchase any securities, the number of shares resulting from the exercise of the unexercised Series 1 Warrants up to such date shall be adjusted to reflect the rights benefit component, as expressed in the ratio between the closing price of the share on the Stock Exchange on the last trading day before the ex-date and the base price of the share on the ex-rights date. This adjustment method is irrevocable. In the event of a rights offering, the Company shall issue an immediate report regarding the adjusted exercise ratio before trading opens on the day the shares trade ex-rights.

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5.2.4.3.	Adjustment for dividend distribution. If, during the period in which the right to exercise the Series 1 Warrants exists, the Company declares a dividend, as defined in the Companies Law, 5759-1999, to the holders of the Company’s shares of common stock, and the record date entitling such holders to receive it (the “Dividend Record Date”) precedes the exercise date of the Series 1 Warrants, then the exercise price shall be multiplied by the ratio between the base price “ex-dividend” and the closing price of the share on the Stock Exchange on the last trading day before the ex-dividend date. This adjustment method is irrevocable. In the event of a dividend distribution, the Company shall issue an immediate report regarding the adjusted exercise price before trading opens on the day the shares trade ex-dividend.

5.2.5.	Various provisions for protecting warrant holders during the exercise period
From the date of the Shelf Offering Report with respect to the Warrants and for so long as all the Warrants have not been exercised or have not expired under the terms of the offering report, as applicable, but in any event no later than the end of the exercise period, the following provisions shall apply for the protection of warrant holders:

5.2.5.1.	The Company shall maintain a sufficient number of shares of common stock in its authorized capital to secure the exercise right of the warrant holders and, if necessary, shall cause its authorized capital to be increased.

5.2.5.2.	If the Company consolidates the shares of common stock in its issued capital or subdivides them, the number of Exercise Shares to be issued upon exercise of the Warrants, as applicable, shall be reduced or increased, as the case may be, following such action. In such case, the warrant holder shall not be entitled to receive a fraction of a whole share, and any resulting fractional shares shall be treated as the Board of Directors of the Company deems appropriate.

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5.2.5.3.	The Company shall refrain from distributing bonus shares if such distribution would result in the issuance of Exercise Shares at a price below thirty (30) agorot or the par value of the Exercise Shares, whichever is higher.

5.2.5.4.	No later than three (3) weeks and no earlier than four (4) weeks prior to the end of the exercise period, the Company shall publish an immediate report regarding the expiration of the exercise period of the Warrants. The immediate report shall also state that the exercise right will cease after the end of the exercise period of the Warrants and that after such date the Warrants shall be void and of no effect. In the event of an extension of the exercise period, which shall be made sufficiently in advance, the Company shall publish an immediate report at the beginning of the month in which the additional exercise period ends.

5.2.5.5.	The Company shall not adopt a resolution and shall not announce any dividend distribution or bonus shares or rights offering for the purchase of securities where the record date for entitlement thereto precedes the date of the resolution, and the record date shall be no less than six (6) trading days after the resolution or announcement, as applicable.

5.2.5.6.	In the event of a resolution to effect a voluntary liquidation, the Company shall publish an immediate report to that effect and shall also publish a notice in two (2) daily newspapers circulated in Israel in Hebrew. Each warrant holder shall be entitled, within three (3) months from the date of the notice, to notify the Company in writing that it wishes to be deemed to have exercised its Warrant immediately before the resolution was adopted. In such case, such warrant holder shall be entitled to receive an amount equal to the amount that would have been payable to it upon liquidation had it been a shareholder as a result of the exercise of the Warrant held by it, prior to the resolution for liquidation, less the exercise price.

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5.2.6.	Notices of exercise of the Warrants

The registered owners of the Warrants shall be entitled during the exercise period to exercise their rights under the Warrants to purchase the Exercise Shares and receive them by allocation in consideration for payment in cash of the exercise price, subject to the following conditions:

5.2.6.1.	Each holder of a Warrant (the “Applicant”) who wishes to exercise its right to purchase the Exercise Shares to which it is entitled shall submit, through the banks and other stock exchange members if it is an unregistered holder, or directly (if it is registered in the register of warrant holders), in the manner described below, a written request in a form to be determined by the Company (the “Exercise Notice”), together with the allocation letters for the Warrants to which the request relates and the cash amount equal to the exercise price for each Warrant whose exercise is requested. The number of shares to which a holder of each Warrant will be entitled to purchase for the exercise price shall be adjusted in accordance with the provisions of Section 5.2.4 above.

5.2.6.2.	The exercise date shall be deemed to be the date on which the Exercise Notice is delivered to the Company, in the case of direct delivery, and, in the case of delivery of an Exercise Notice through stock exchange members, the date on which the stock exchange clearing house receives from the stock exchange member notice of the exercise of the Warrant, which meets all of the conditions specified in the Shelf Offering Report (the “Exercise Date”).

5.2.6.3.	The Applicant shall sign, at any time requested by the Company, any additional document required under any law and the Company’s bylaws in order to give effect to the allocation of the Exercise Shares.

5.2.6.4.	The Board of Directors of the Company is authorized to empower any person it deems fit to sign on behalf of and for the Applicant any document required for the allocation of the Exercise Shares.

5.2.6.5.	If the Applicant has not fully complied with all of the conditions for exercise of the Warrant, and such deficiency cannot be remedied by a person appointed by the Board of Directors as aforesaid, the Exercise Notice shall be deemed void, and the warrant allocation letters and funds attached to the Exercise Notice shall be returned to the Applicant within two (2) business days from the time the Company determined that the notice was void.

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5.2.6.6.	An Exercise Notice may not be revoked or amended. No right shall be granted to exercise partial Warrants, but a warrant allocation letter may be split, transferred or waived as set forth in Section 5.2.9 below.

5.2.6.7.	If the last day of the exercise period for the Warrants falls on a day that is not a trading day, the date shall be deferred to the next trading day immediately thereafter.

5.2.7.	The clearing house by-laws regarding the timetable for exercising the Warrants Offered

Any holder of Warrants through banks and other stock exchange members (the “Authorized Persons”) shall submit an Exercise Notice through them. The by-laws regarding the timetable for exercising the Warrants provide as follows:

5.2.7.1.	An Exercise Notice received by 12:00 noon at the offices of the stock exchange member through which the Warrants are held shall be forwarded by the member to the stock exchange clearing house no later than 12:00 noon on the next trading day.

5.2.7.2.	If the stock exchange clearing house receives notice from the stock exchange member regarding exercise by 12:00 noon, the stock exchange clearing house shall debit the stock exchange member for the cash consideration and credit the nominee company accordingly, no later than 12:00 noon on the next trading day after the notice was received.

5.2.7.3.	If the nominee company receives a credit notice as stated in subsection (b) above by 12:00 noon, the nominee company shall forward the exercise request to the offices of the issuing company no later than 12:00 noon on the next trading day thereafter.

5.2.7.4.	Any notice referred to in subsections (a) through (c) above received after 12:00 noon on any trading day shall be deemed to have been received before 12:00 noon on the next trading day thereafter.

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5.2.7.5.	Notwithstanding the foregoing, on the date of expiration of the exercise period, and if the date of expiration of the exercise period is not a trading day, on the next trading day, the members of the stock exchange clearing house must transfer the final exercise requests to the clearing house by 12:00 noon. The exercise shall be carried out on that day. A clearing house member who did not submit a request by the aforesaid time shall be deemed by the clearing house not to have exercised its right to exercise, and the Warrants held through it shall expire.

5.2.7.6.	Notwithstanding the foregoing, it is hereby emphasized that the exercise of the Warrants shall be governed by the by-laws of the stock exchange clearing house as they are on the actual exercise date.

5.2.7.7.	If a fractional share is created as a result of the exercise of the Warrants after the exercise operation, the amount shall be rounded down to the nearest whole unit.

5.2.8.	Transfer and split

5.2.8.1.	The warrant allocation letters may be transferred and waived, provided that an appropriate transfer deed is submitted to the Company. The transfer deed shall be in a form similar to a share transfer deed. The Company shall maintain at its registered office a register containing a list of the registered holders of the Warrants. The Company shall be entitled to close the register and not permit transfers therein for periods not exceeding thirty (30) days in any year. The Company’s bylaws relating to the transfer of shares fully paid up shall apply, mutatis mutandis, to the transfer of warrant allocation letters.

5.2.8.2.	Any warrant allocation letter may be split into several allocation letters, provided that the total number of Warrants included therein equals the number of Warrants included in the allocation letter whose split is requested. The split shall be made upon a signed split request by the registered owner of such allocation letter, together with the allocation letter whose split is requested. All expenses associated with the split, including stamp duty and other mandatory payments, if any, shall be borne by the applicant for the split.

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5.2.9.	Expiration of the Warrants

A Warrant that is exercised shall expire as of the date of allocation of the Exercise Shares. A Warrant that is not exercised by the end of the exercise period, i.e., for which the Exercise Notice, exercise price and allocation letter have not been received by the Company by such date, shall not confer any right and shall expire on such date.

5.2.10.	Change of rights of the Warrants and meetings of warrant holders

5.2.10.1.	Subject to prior approval by resolution adopted by a majority of 75% of the votes cast at a general meeting of warrant holders, the Company may compromise with the warrant holders regarding any right or claim of theirs, or make any amendment, change or arrangement of their rights or of the terms of the Warrants.

5.2.10.2.	Notwithstanding the foregoing, under the bylaws and the Stock Exchange guidelines, the terms of the Warrants relating to the exercise period, exercise price, linkage terms, and adjustments for bonus shares, dividends and rights may not be changed, except for a change in the exercise period and/or exercise price and/or linkage terms of the Warrants in the context of an arrangement or compromise proceeding under Section 350 of the Companies Law.

5.2.10.3.	In addition, in accordance with the bylaws and the Stock Exchange guidelines, the Company may change the exercise price as part of a split process of the Company or a merger process of the Company, provided that the change includes only the adjustments required by such process, subject to the condition that the exercise price shall not be less than thirty (30) agorot or the par value of the Exercise Shares, whichever is higher, all in accordance with and subject to the Stock Exchange’s and the Authority’s guidelines as then in force.

5.2.10.4.	In accordance with the bylaws and the Stock Exchange guidelines, “split process” means, for this purpose, a process in which the Company transfers to its shareholders shares it holds in another company, or a process in which the Company transfers assets and liabilities to a new company established for the purpose of the split and the shareholders in the new company are also shareholders in the company transferring the assets and liabilities, provided that the split process is carried out on equal terms for the Company’s shareholders.

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5.2.10.5.	In accordance with the bylaws and the Stock Exchange guidelines, “merger process” means, for this purpose, a process in which all of the Company’s shares are transferred to the ownership of a new company or another registered company, or a process in which the Company transfers all of its assets and liabilities to a new company or another registered company, provided that the Company’s securities whose shares or assets are transferred as aforesaid are delisted from trading on the Stock Exchange and the process is carried out on equal terms for the Company’s shareholders.

5.2.10.6.	The provisions of the Company’s organizational documents regarding the conduct of general meetings of shareholders, the majority required for resolutions and voting rights, shall apply, with the necessary changes and as applicable, to general meetings of warrant holders, subject to the provisions of the law applicable to the Company.

5.2.10.7.	At a meeting of warrant holders, each Warrant shall carry one vote for each Warrant held by the holder. Voting at a general meeting of warrant holders shall be by count of votes.

5.2.11.	Register of warrant holders

The Company shall maintain at its registered office a register containing an up-to-date list of the holders of the Warrants. The Company shall be entitled to close the register and not permit transfers therein for periods not exceeding thirty (30) days in any year.

5.2.12.	Registration
The Company shall recognize only the ownership of the person in whose name the Warrant is registered in the register and shall not be obliged to register in the register or recognize any trust, whether express or implied, or any pledge or lien of any kind whatsoever or any equitable right in connection with a Warrant. The Company shall recognize every registered holder of a Warrant as entitled to the Warrant free of any right of set-off, counterclaim or equitable rights between the Company and a prior holder, including the original holder of such Warrant.

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5.2.13.	Heirs
The executors and administrators of the estate of a sole holder of a deceased Warrant, or where there are no executors or administrators - the persons entitled to the Warrant as heirs of the sole holder of the deceased Warrant, shall be the only persons the Company will recognize as holders of any right in the Warrant. In the event of the death of one or more joint holders of a Warrant, the Company shall recognize only the survivor or survivors as the person(s) entitled to any right in the Warrant or any beneficial interest therein. Any person who becomes entitled to a Warrant as a result of the death or bankruptcy of a holder of the Warrant shall have the right, upon producing such evidence as the Board of Directors of the Company may from time to time require, to be registered as the holder of the Warrant or, subject to these conditions, to transfer the Warrant.

5.2.14.	Notices
Except where otherwise determined, any notice from the Company to a holder of Warrants, including holders of Warrants registered in the register of warrant holders, shall be published by way of an immediate report in the MAGNA system and shall be deemed to have been given to them on the date of such publication.

6.	Taxation

For a description of the tax provisions that may be relevant for investment in the offered securities, as applicable at the time of publication of the Shelf Offering Report, see Appendix C Shelf Offering Report.

As is customary when making decisions on financial investments, the tax implications related to the investment in the offered securities offered pursuant to this Shelf Offering Report should be considered. It is clarified that the purpose of the following is to provide a general overview only of the taxation of the Bonds, and it does not address individual cases, and it is based on the tax laws as they are as of the date of the Shelf Offering Report, which may change and lead to different results. It should also be emphasized that the foregoing does not purport to constitute a competent interpretation of the provisions of the law cited or the regulations or orders thereunder, or an exhaustive description of the tax provisions relating to the Bonds included therein, and does not replace legal advice in this regard, which should be obtained according to the specific circumstances of each investor. In addition, changes in tax law or in the interpretation of tax law may apply retroactively and/or lead to different results.

For U.S. federal income tax purposes, and for other tax purposes as applicable, the Company and the Partnership intend to treat the Partnership as the borrower of the Bonds (Series C), and any payments made or received by the Company as described in this document shall be deemed, for such purposes, to have been made or received by the Company on behalf of the Partnership.

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7.	Discount

The Series C Bonds offered pursuant to this Shelf Offering Report are being issued for the first time as a package together with the Warrants (Series 1), which are being offered for no consideration, and accordingly they may be issued at a discount.

The proceeds from the offering in connection with the issuance of the units shall be allocated to the Series C Bonds and the Warrants (Series 1) issued as part of the unit, based on their relative value, which will be determined at the end of the first trading day on the stock exchange for each of the offered securities, and subject to tax laws. If the Series C Bonds are issued at a discount as aforesaid, the Company shall, by the end of the second trading day of the offered securities, publish an immediate report specifying the discount rate on the Series C Bonds.

In the event of a series expansion, regarding the discount rate, the Company will act in accordance with the provisions of section 1.1.b.2 (d) of Appendix C to the Shelf Offering Report.

8.	Refraining from making arrangements

8.1.	The Company and the Directors undertake by signing the Shelf Offering Report:

8.1.1.	To refrain from making arrangements that are not written in the Prospectus and the Shelf Offering Report, in connection with the offer of the Securities that are offered in the Shelf Offering Report, their distribution and dispersion in public, and undertake to refrain from granting rights to the buyers of the Securites offered in the Shelf Offering Report to sell the Securities that they purchased beyond that specified in the Prospectus and in the Shelf Offering Report.

8.1.2.	To notify the Securities Authority of any arrangement known to them with a third party that contradicts the undertaking stated in section 8.1.1 above.

8.1.3.	To refrain from engaging with any third party who to the best of their knowledge made arrangements contrary to the 8.1.1 above.

8.2.	Such undertaking of the directors shall remain in force so long as the directors continue to hold office as directors of the Company.

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9.	Permits and approvals

9.1.	The Company approached the Stock Exchange with a request to register the Offered Securities offered according to this Shelf Offering Report, and the Stock Exchange gave its approval for this, subject to the provisions 9.2-9.3 below.

The aforesaid approval of the Stock Exchange shall not be deemed confirmation of the details presented in the Shelf Offering Report, their reliability and integrity and does not express any opinion on the Company or the nature of the securities offered in the report or the price at which they are offered.

9.2.	In accordance with the Stock Exchange regulations and guidelines, the listing of the Bonds (Series C) offered according to this report for trade on the Stock Exchange is subject to the following conditions:

9.2.1.	The value of the public holdings in the series of Bonds (Series C) after registration for trading shall not be less than NIS 36 million.

9.2.2.	The Minimum Dispersion required in the series of Bonds (Series C) is 35 holders at least, each holding a minimum holding value of NIS 200 thousand (the “Minimum Holding Value”).

For the purposes of this section, “Holder” means one holder whose holding value exceeds the Minimum Holding Value or who holds jointly with others and their joint holdings value exceeds the Minimum Holding Value.

9.2.3.	As stated above in section 5.1.9, on May 17, 2026, Maalot announced a rating of +ilA, for the issuance of the Company’s Bonds (Series C) in the amount of up to NIS 260 million par value, therefore, the Company is exempt and is not required to comply with the equity requirement as specified in the Stock Exchange regulations and guidelines.

9.3.	The listing for trading on the stock exchange of the Warrants (Series 1) offered pursuant to this report, and of the common shares that will result from their exercise, is subject to the filing with the U.S. Securities and Exchange Commission of a prospectus supplement in connection with the offering of the shares that will result from the exercise of the Warrants (Series 1).

9.4.	If the Stock Exchange requirements set forth in Sections 9.2-9.3 above are not satisfied within 7 days from the publication date of the issuance results, the issuance of the Offered Securities shall be canceled under this Shelf Offering Report, they shall not be listed for trading on the Stock Exchange, and no funds shall be collected from the subscribers in respect thereof.

9.5.	If said issuance is canceled, on the first clearing day after the Day of the Tender, the Company will report this in an immediate report to the Securities Authority and the Stock Exchange and the Company will publish a notice in accordance with the provisions of the law.

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9.6.	The Company considers the receipt of the issuance consideration by the Issuance Coordinator (in the Special Account) or in the trust account opened by the Trustee in accordance with the provisions of the Deed of Trust, as a transfer of the issuance consideration to it, and in light of this will request the listing of the Offered Securities for trading on the Stock Exchange upon receipt of the full consideration as stated.

9.7.	All permits, approvals and licenses required under any applicable law for the offering of the Securities offered pursuant to this Shelf Offering Report, their issuance and the publication of this Shelf Offering Report, have been obtained.

10.	Fee payment

In accordance with the provisions of Regulation 4A of the Securities Regulations (Application Fees for Granting a Permit for the Publication of a Prospectus), 5755-1995, the Company shall pay the Securities Authority the additional fee for the securities offered under this Shelf Offering Report.

11.	Consideration of the Issuance

11.1.	The expected consideration for the Company from this issuance (assuming that all the offered Units will be purchased), less the estimated expenses involved in the issuance, will be as follows:

The expected gross consideration	Approximately NIS 260,260 thousands

After deduction of early commitment, coordination and distribution fees	Approximately NIS 6,807 thousands[7]

Less other expenses	Approximately NIS 10,276 thousands

The expected net consideration	Approximately NIS 243,178 thousand

7 The distributors in this issuance are: Eximus Capital Markets Ltd., Apex Issuances Ltd. and Unicorn Capital Ltd. (the “Distributors”). The Distributors will receive in connection with this issuance a total advisory, management and distribution fee at the rate of 1.75% of the total (gross) consideration received for the Bonds (Series C) offered according to the Shelf Offering Report, plus VAT as per the law. In addition, the distributors shall be entitled to a success fee in an amount equal to 0.5% of the total gross proceeds received in respect of the Series C Bonds, provided that the amount raised exceeds NIS 200 million, in each case plus VAT as required by law. The fees will be allocated among the distributors at the sole discretion of the offering coordinator provided, however, that a distributor shall not be entitled to any commission in respect of any Securities actually purchased by it as a result of an early commitment submitted by it in the institutional investors’ auction. For the early commitment fees that will be paid to the Classified Investors, see section 3.7 above. The Issuance Coordinator will be entitled to an Issuance Coordination fee of NIS 35,000. All of the above fees shall be subject to applicable taxes.

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11.2.	In addition, the expected future proceeds to the Company, assuming full exercise of the Series 1 Warrants and assuming the full amount issued to the public is purchased, are approximately 165,568 thousand NIS.

11.3.	No minimum amount for raising has been set for this issuance.

11.4.	Designation of the consideration

The net proceeds from the issuance, which will be received according to the Shelf Offering report (assuming the allocation of all the securities offered to the public), will be used by the Company for its ongoing operations and general purposes, including the repayment of existing debts and the acquisition of assets, inter alia, by providing the issuance proceeds (net) as a loan (on back-to-back terms) to the Subsidiary.

It should be noted that the Company may, from time to time, at its sole discretion, change the designation of the issuance consideration. Until such issuance consideration is used, the Company may deposit and invest the proceeds of the issuance as it deems appropriate, in low-risk investments, such as US dollar deposits, government or corporate bonds with an A credit rating (Israeli) or higher, short-term loans, etc., as determined, from time to time, by the Company’s Board of Directors. For more details about the designation for the consideration of the issuance according to this report, see 12.5 below.

12.	Information about the Company and Offering

You should carefully read this Shelf Offering Report in its entirety and the documents incorporated by reference to understand fully our business and the terms of the Series C Bonds and the Series 1 Warrants, as well as tax and other considerations that are important to you in making your investment decision. You should consider carefully the “Risk Factors” in section 12.3 of this Shelf Offering Report to determine whether an investment in the Series C Bonds and the Series 1 Warrants is appropriate for you.

Unless otherwise specified or unless the context requires otherwise, all references in this Shelf Offering Report to the “Company,” “STRW,” “we,” “us,” “our” or similar references mean Strawberry Fields REIT Inc. and/or one or more of its subsidiaries. Unless indicated otherwise, or the context otherwise requires, references in this Shelf Offering Report to the U.S. are to the United States and “$” or “dollars” are to the lawful currency of the United States and financial information presented in this Shelf Offering Report is prepared in accordance with accounting principles generally accepted in the United States. Amounts and percentages presented herein may have been rounded for presentation and all dollar amounts, excluding share and per share amounts, are presented in thousands unless otherwise noted.

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12.1.	Our Company and Recent Developments Company Overview

Strawberry Fields REIT, Inc. is a Maryland corporation operating as a qualified real estate investment trust (“REIT”) under Section 856 through 859 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ending December 31, 2022. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify for taxation as a REIT. To assist us in complying with certain federal income tax requirements applicable to REITs, among other purposes, our Charter imposes certain restrictions on ownership and transfer of our common stock including provisions, with certain exceptions, that restrict any person from owning, or being deemed to own by virtue of the attribution provisions of the Code, more than 9.9%, in number of shares or value of the issued and outstanding shares of our common stock. See “Risk Factors” on Section 12.3 of this Shelf Offering Report.

We operate through an umbrella partnership, commonly referred to as an UPREIT structure, in which substantially all of our properties and assets are held through Strawberry Fields Realty, L.P. (the “Operating Partnership”). We are the general partner of the Operating Partnership. To maintain REIT status, we must meet certain organizational and operational requirements, including requirements related to the sources of our gross income and the composition of our assets, limitations on the concentration of ownership of our stock, and minimum distribution requirements based on our taxable income.

We are specializing in skilled nursing facilities and other post-acute healthcare properties across the United States. Our primary business is the acquisition, ownership and triple-net leasing of skilled nursing facilities and other post-acute healthcare properties. As of March 31, 2026, our portfolio consists of 133 income-producing properties leased to operate as 143 medical institutions in Arkansas, Illinois, Indiana, Kansas, Kentucky, Missouri, Ohio, Oklahoma, Tennessee and Texas.

We are a self-managed and self-administered real estate company that specializes in the acquisition, ownership and triple-net leasing of skilled nursing facilities and other post-acute healthcare properties.

Our revenue comes solely from monthly rent payments by tenants. As of March 31, 2026, we currently lease 143 facilities to tenants under 32 lease agreements, with an average remaining lease term of 7.1 years and annual rent escalators of 2.79%. Notably, 90.8% of properties are held under a master lease with risk-mitigating features like cross-default provisions. As of March 31, 2026, the aggregate annualized average base rent under the leases for our properties was approximately $142.9 million.

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We have experienced growth through acquisitions. Since 2020, we have acquired 72 properties with an aggregate purchase price of approximately $439.8 million, achieving a 13.9% weighted average lease yield. This translates to a compound annual growth rate (CAGR) of 13.4% in our annualized base rent. We’ve also seen impressive growth in key financial metrics – projected Adjusted EBITDA (13.5% CAGR) and projected Adjusted FFO (11.4% CAGR) – from 2021 to 2026.

Our executive offices are located at 6101 Nimtz Parkway, South Bend, Indiana, 46628, and our telephone number is (574) 807-0800. While we have (through a subsidiary) approximately 9 employees as of March 31, 2026, the core focus is on acquiring, owning, and triple-net leasing of skilled nursing facilities and other post-acute healthcare properties. Our common stock is listed on the NYSE American Stock Exchange. We maintain a website at www.strawberryfieldsreit.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this Shelf Offering Report or any other report or document we file with or furnish to the SEC.

Recent Developments

On April 15, 2026, the Company filed with the SEC a Form S-3 Registration Statement as a $200,000,000 “shelf registration” (the “Form S-3”). On April 23, 2026, the SEC declared the Registration Statement effective. As of the date hereof, the Company has not commenced any offering under this shelf registration statement.

12.2.	Summary and Terms of the Offering

The following summary contains basic information about the Series C Bonds and the deed of trust between us and the Trustee that will govern the Series C Bonds (the “Deed of Trust”) and the Series 1 Warrants and is not intended to be complete. For a more complete understanding of the Series C Bonds, please refer to the Deed of Trust in Annex A of this Shelf Offering Report.

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Issuer		Strawberry Fields REIT, Inc., a corporation incorporated in Maryland.

Co-Borrower		Strawberry Fields Realty L.P., a limited partnership organized under the laws of the State of Delaware.

Securities Offered to the public

1. Up to NIS 260,000,000 par value of Series C Bonds, referred to as the Series C Bonds will be listed for trading on the Tel Aviv Stock Exchange Ltd (the “TASE”).

2. Up to 4,160,000 Series 1 Warrants which will be listed for trading on the TASE. Each Warrant is exercisable for one ordinary share.

Series C Bonds and Series 1 Warrants shall be referred to collectively as the “Securities”.

Offering Units		The Securities will be issued in units, with each unit to consist of NIS 1,000 principal amount Bonds and 16 Warrants.

Minimal Offering Price		NIS 1,001 per Unit.

Series C Bonds	Maturity	The principal of Series C Bonds shall be repaid in four unequal annual payments (unless earlier redeemed): (1) 4% of the Series C Bonds principal shall be repaid on June 30 of each of the years 2027, 2028 and 2029; and (2) 88% of the Series C Bonds principal shall be repaid on December 31, 2030.

	Interest Rate	Annual interest at a fixed rate of 6.85 % a year.

	Interest Payment Dates	Interest shall be paid on December 31, 2026 and on June 30 and December 31 of each of the years 2027 through 2030, such that the first interest payment shall be made on December 31, 2026 and the last interest payment shall be made together with the final principal payment on December 31, 2030. Interest payments shall be made in respect of the six-month period ending on the day preceding the relevant interest payment date (the “Interest Period”), except for the first interest payment to be made on December 31, 2026, which shall be paid in respect of the period commencing on the clearing date (the trading day following the auction date) and ending on the day preceding such payment date, i.e., December 30, 2026. Such payment shall be made at the annual interest rate and shall be calculated according to the number of days in such period and based on a 365-day year.

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	Denomination	The Series C Bonds will be denominated in NIS.

	USD Linkage	The principal and the interest will not be linked to the U.S. Dollar.

	CPI Linkage	The principal and the interest will not be linked to the Israeli Consumer Price Index (“CPI”).

	Rating	S&P Global Ratings Maalot Ltd., Midroog Ltd., or any other credit rating company registered under the Law for Regulating the Activities of Credit Rating Companies, 2014.

Early Redemption

The Company may, at its sole discretion, at any time on or after 60 days have elapsed from the listing of the Series C Bonds, effect the early redemption of all or a portion of the Series C Bonds, subject to and in accordance with Section 7.2 of the Deed of Trust.

In the event that the TASE decides to delist the Series C Bonds in circulation due to a decrease in the value of the Series C Bonds below the minimum amount prescribed in the TASE rules regarding the delisting of bonds, the Company will effect an early redemption of the Series C Bonds in accordance with the terms of Section 7.1 of the Deed of Trust.

	Acceleration	The Series C Bonds will be subject to acceleration under certain conditions set forth in Section 8 of the Deed of Trust.

	Trustee	Mishmeret Trust Company Ltd. (the “Trustee”).

Series 1 Warrants	Last Date to Exercise	June 30, 2027

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Exercise Price

39.80 NIS per Warrant, which shall be adjusted to changes in the NIS/$ exchange rate as of May 14, 2026 (which was 2.9050 shekels to 1 U.S. dollar) and in any event, not less than the price of the Company’s share of common stock on the date of allotment of the Warrants (Series 1).

Trading		We have received approval with respect to the listing of the Series C Bonds and Series 1 Warrants for trading on the TASE.

Net Immediate Proceeds		App. NIS 243,178 thousand.

Future Proceeds		App. NIS 165,568 thousand in the event the Warrants being fully exercised.

Use of Proceeds		See section 12.5 below.

Governing Law and Courts		Israeli law and subject to jurisdiction in Israeli courts.

12.3.	Risk Factors

Any investment in our Securities involves risk. Before making an investment in our Securities, you should consider carefully the risks below and the other information contained in this Shelf Offering Report and the documents incorporated by reference into this Shelf Offering Report, including the risks discussed under the caption “Risk Factors” in our Registration Statement on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026, as well as any subsequent updates thereto and other reports and documents we file with the ISA and/or the TASE after the date of this Shelf Offering Report, including any current reports on Form 8-K we may file, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the ISA in the future. If any of these risks were to occur, our business, financial condition and operating results or our ability to pay interest, principal or redeem or repurchase our Series C Bonds could be harmed, which may lower the trading price of our Securities. You may lose all or part of your investment. See also “Incorporation of Certain Information by Reference” below and “Where You Can Find More Information.”

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Risks Related to Investing in the Securities Offered by this Shelf Offering Report

Our Series C Bonds will be unsecured, and your investment in our Series C Bonds is subject to our credit risk.

Our Series C Bonds will be unsubordinated unsecured general obligations of ours and will not, either directly or indirectly, be an obligation of any third party. Our Series C Bonds will rank on par with all of our other unsecured and unsubordinated debt obligations, except as such obligations may be preferred by operation of law. Any payment to be made on our Series C Bonds, including the return of the principal amount at maturity or any redemption date, as applicable, depends on our ability to satisfy our obligations as they come due. As a result, our actual and perceived creditworthiness may affect the market value of our Series C Bonds and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of our Series C Bonds – $163.2 million of outstanding unsecured indebtedness under our principal credit facility, approximately $254.1 million of secured mortgage indebtedness on our properties, and approximately $334.8 million of other secured loans payable. A substantial portion of our existing indebtedness has scheduled maturity dates prior to the maturity date of the Series C Bonds. Our level of debt could have important consequences to us, including the following:

●	our ability to obtain additional financing, if necessary, for working capital, capital expenditures, debt repayment (including the Series C Bonds), acquisitions or other purposes may be impaired, or such financing may not be available on favorable terms;

●	we may need to use a substantial portion of our cash from operations to make principal and interest payments on our debt, reducing the funds that would otherwise be available for operations and future business opportunities;

●	our debt level could make us more vulnerable to competitive pressures or a downturn in our business or the economy generally than our competitors with less debt; and

●	our debt level may limit our flexibility in responding to changing business and economic conditions.

Our ability to service our debt will depend upon, among other things, our financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our results of operations are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt, or seeking additional equity capital or bankruptcy protection. We may not be able to effect any of these actions on satisfactory terms, or at all.

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We have the ability to incur substantial additional debt, which may increase the risks associated with our substantial existing debt, including our ability to service the Series C Bonds and other debt.

Our credit agreements and other debt instruments, including the Deed of Trust that will govern the Series C Bonds, will permit us, subject to compliance with certain covenants, to incur a substantial amount of additional indebtedness, including senior secured indebtedness. As of March 31, 2026, and without giving effect to this offering, we have two series of traded bonds: Series A and Series B bonds. The Company is authorized, subject to applicable terms and conditions, to issue additional bonds in each of these series by way of expansion of the respective series. It should also be noted that Series A bonds are subject to an issuance cap in the deed of trust and that the Series A Bonds are expected to be redeemed in September 2026. If we incur additional debt above the levels in effect upon the closing of the offering, the risks associated with our substantial existing debt, including our ability to service our debt, could increase.

We may not have sufficient cash from our operations to enable us to pay interest or principal on our Series C Bonds.

We may have insufficient cash available to pay interest and principal on our Series C Bonds. Our ability to pay interest or principal on our Series C Bonds depends in part upon the amount of cash we generate from and use in our operations, which may fluctuate significantly based on, among other things:

●	adverse changes in financial conditions of buyers, sellers and tenants of properties;

●	vacancies or our inability to rent space on favorable terms, including possible market pressures to offer tenants rent abatements, tenant improvements, early termination rights or below-market renewal options, and the need to periodically repair, renovate and re-let space;

●	increased operating costs, including insurance premiums, utilities, real estate taxes and state and local taxes;

●	civil unrest, acts of war, terrorist attacks and natural disasters, which may result in uninsured or underinsured losses;

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●	geopolitical challenges and uncertainties),;

●	decreases in the underlying value of our real estate; and

●	changing market demographics.

Our Series C Bonds will be unsecured obligations and will be effectively subordinated to our secured debt.

Our Series C Bonds are unsecured and therefore will be effectively subordinated to our existing secured indebtedness and any secured financing we may incur in the future to the extent of the value of the assets securing the financing. In the event of a bankruptcy, liquidation or similar proceeding involving us, the assets that serve as collateral will be available to satisfy the obligations under any secured financing before any payments are made on our Series C Bonds.

On March 31, 2026, we had an aggregate of approximately $413.6 million of secured debt outstanding (excluding our subsidiary’s Series C bonds of $78.3 million). We will continue to have the ability to incur additional secured debt, subject to limitations in our credit facility and other indebtedness and the Deed of Trust relating to the Series C Bonds.

Restrictive covenants in our credit facility, the Series C Bonds offered hereby, and our other indebtedness impose financial and other restrictions on us, which may limit, among other things, our ability to borrow funds under our credit facility.

To borrow funds under our existing credit facility, we must, among other things, meet specified financial covenants. For example, we are prohibited under our existing credit facility from incurring total borrowings in an amount greater than 75% of our total assets, as defined in the applicable agreements, and we must also ensure certain interest coverage, and interest and principal coverage ratios are met. Total borrowings and total assets are terms defined in our credit facility and differ from those used in preparing our consolidated financial statements, which are prepared in accordance with U.S. GAAP. To the extent we are unable to satisfy the requirements in our credit facility, we may be unable to borrow additional funds under the credit facility.

If we are not in compliance with specified financial ratios or other requirements in our credit facility, the Series C Bonds or our other indebtedness, we may be in breach, which could require us to repay outstanding amounts. Additionally, most of our debt instruments contain cross-default provisions, which generally cause a default or event of default under each instrument upon a qualifying default or event of default under any other debt instrument. If we are unable to repay outstanding indebtedness when due, holders of our secured debt also have the right to proceed against the collateral granted to them that secures the indebtedness. If the indebtedness under the Series C Bonds and our other debt agreements were to be accelerated, our assets may not be sufficient to repay in full that indebtedness and our other indebtedness. If not cured or waived, such default could have a material adverse effect on our business, financial condition and operating results.

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Our subsidiaries conduct a portion of our operations and own certain of our operating assets, and your right to receive payments on our Series C Bonds is effectively subordinated to the rights of the creditors of our subsidiaries.

Our subsidiaries conduct a portion of our operations and own certain of our operating assets. As a result, our ability to make required payments on our Series C Bonds depends in part on the operations of our subsidiaries and our subsidiaries’ ability to distribute funds to us. Our subsidiaries are separate and distinct legal entities, except to the extent described below, and have no obligation, contingent or otherwise, to pay amounts due on our Series C Bonds or to make funds available for that purpose. Strawberry Fields Realty, L.P. is the co-borrower of our Series C Bonds and such bonds will be guaranteed by Strawberry Fields REIT, LTD. For further information please see Appendix 6.2 to the Deed of Trust.

The rights of holders of our Series C Bonds will be structurally subordinated to the rights of our subsidiaries’ creditors. A default by a subsidiary under its obligations could result in a block on distributions from the affected subsidiary to us. Our Series C Bonds will be effectively junior to all existing and future liabilities of our subsidiaries, whether secured or unsecured. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, creditors of such subsidiaries will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of March 31, 2026, our subsidiaries had $791.4 million of outstanding secured and unsecured debt obligations and assets with a net book value of at least $788.0 million.

Our Securities do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your Securities.

Our Securities are a new issuance of securities with no established trading market. We have received approval to list our Securities on the TASE. An active trading market on the TASE for our Securities may not develop or, even if it develops, may not last, in which case the trading price of our Securities could be adversely affected and your ability to transfer your Securities will be limited and you may be required to bear the financial risk of an investment in the Securities for an indefinite period of time.

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The market price of the Securities may fluctuate.

If an active trading market does develop on the TASE, our Securities may trade at prices lower than the offering price and/or the exercise price of the Series 1 Warrants. The trading price of our Securities will depend on many factors, including:

●	prevailing interest rates;

●	the market for similar securities;

●	general economic and financial market conditions;

●	the credit rating assigned to our Series C Bonds;

●	our issuance of debt or preferred or common equity securities; and

●	our financial condition, results of operations and prospects.

Our management will have discretion over the use of the proceeds to us from this offering and from the exercise of the Series 1 Warrants (if exercised) and the intended use of proceeds of this offering may not increase the value of your investment.

Our management will have discretion on the use of the net proceeds from this offering and from the exercise of the Series 1 Warrants (if exercised), and you will be relying on their judgment regarding the application of these proceeds. We currently expect to use the net proceeds from this offering for ongoing operations and general purposes, including the repayment of existing debts and the acquisition of assets. There can be no assurance that management’s intended use of proceeds will increase the value of your investment. Please read “Use of Proceeds” below.

Although we expect to list the Securities on the TASE, there are restrictions on your ability to transfer or resell the Series C Bonds and the Warrants Series 1 in the United States without registration under applicable U.S. federal and state securities laws.

Although the Company has shares of common stock listed on the NYSE American Exchange, the Series C Bonds and the Warrants Series 1are being offered and sold in Israel pursuant to an exemption from registration under U.S. federal and applicable state securities laws. Therefore, you may not resell the Series C Bonds and the Warrants Series 1in the United States or to U.S. persons.

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A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Series C Bonds could cause the liquidity or market value of the Series C Bonds to decline significantly.

S&P Global Ratings Maalot Ltd. (“Maalot”), an Israeli rating agency, assigned rating of +ilA for this Bond offering in an amount of up to NIS 260.0 million. We cannot assure you that such rating will remain for any given period of time or that the rating will not be revised, lowered or withdrawn entirely by Maalot (or any other rating agency) if, in such rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. If we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, or if ratings for such other securities would imply a lower relative value for our Series C Bonds, could adversely affect the market for, or the market value of, our Series C Bonds. A security rating is not a recommendation to buy, sell or hold securities, including our Series C Bonds. Ratings do not reflect market prices or suitability of a security for a particular investor and any rating of our Series C Bonds may not reflect all risks related to us and our business or the structure or market value of our Series C Bonds.

It may be difficult to obtain and enforce civil judgments against us and our directors, officers and experts.

We are a Maryland corporation, and our principal executive offices are located in the United States. All of our assets are located in the United States. As a result, even though the Deed of Trust is governed by Israeli law and any disputes thereunder are stipulated to be adjudicated in Israeli courts, you may have difficulty enforcing in Israel judgments you may obtain in an Israeli court against us.

We file reports with the SEC; see “Where You Can Find More Information” below. After the Offering, we will file with the ISA and the TASE copies of our SEC reports, pursuant to the rules under the Israeli Securities Law for companies that are dual-listed on the NYSE American Stock Exchange and the TASE.

Likewise, the substantive laws regarding liability for our disclosures (including those in this Shelf Offering Report) will likely be governed by U.S. law. The applicable reporting requirements and the substantive laws regarding liability for disclosures under U.S. law differ from those under Israeli law and arguably afford less protection for purchasers of our securities.

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U.S. courts may refuse to hear a securities law claim of a non-U.S. investor who purchased our securities on the TASE. It also may be difficult enforcing in the United States judgments you may obtain in Israeli courts against us or our directors, officers and experts in any action, including actions based upon the civil liability provisions of U.S. securities laws.

Because all our operations are conducted in the United States, the outcome of any debt restructuring proceedings in Israel is difficult to predict.

We are a Maryland corporation, and we conduct all of our operations in the United States. Our principal executive offices are in the United States, and all of our directors and officers reside in the United States. In addition, all of our assets and substantially all of the assets of our directors, officers and experts are located in the United States. Consequently, in the event of any bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding involving us or any of our subsidiaries, bankruptcy laws of the United States and not those of Israel are likely to apply. If we become subject to a debt restructuring in Israel, Israeli courts may seek to assert jurisdiction over all of our assets, wherever located, including property situated in the United States. There can be no assurance, however, that courts in the United States that have jurisdiction over us and our operations would recognize an Israeli court’s jurisdiction.

12.4.	Forward-Looking Statements

This Shelf Offering Report and the documents incorporated by reference in this Shelf Offering Report contain forward-looking statements within the meaning of the U.S. federal Securities laws. Forward-looking statements include, but are not limited to, statements regarding future expectations, projections of our results of operations or financial condition. Forward-looking statements involve estimates, assumptions, risks and uncertainties and are based on information currently available to our management. Therefore, our actual results and performance may differ materially from those expressed or implied in the forward-looking statements. Forward looking statements often, although not always, include words or phrases such as the following: “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “intends,” “plans,” “projection” and “outlook.” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Forward looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are included in this Section 10 and others are described in the Form 8-K filed with the SEC on April 15, 2026 under the heading “Risk Factors” and in our other filings with the SEC. These and other risks, uncertainties and factors could cause our actual results to differ materially from those included in any forward-looking statements we make. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Important factors that could cause actual results to differ materially from our expectations include, among others:

●	risks and uncertainties related to the national, state and local economies, particularly the economies of Arkansas, Illinois, Indiana, Kentucky, Kansas, Missouri, Ohio, Oklahoma, Tennessee and Texas, and the real estate and healthcare industries in general;

●	availability and terms of capital and financing;

●	the impact of existing and future healthcare reform legislation on our tenants, borrowers and guarantors;

●	adverse trends in the healthcare industry, including, but not limited to, changes relating to reimbursements available to our tenants by government or private payors;

●	competition in long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including skilled nursing facilities;

●	our tenants’ ability to make rent payments;

●	our dependence upon key personnel whose continued service is not guaranteed;

●	availability of appropriate acquisition opportunities and the failure to integrate successfully;

●	ability to source target-marketed deal flow;

●	ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to deploy the proceeds therefrom on favorable terms;

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●	fluctuations in mortgage and interest rates;

●	changes in the ratings of our debt securities;

●	risks and uncertainties associated with property ownership and development;

●	the potential need to fund improvements or other capital expenditures out of operating cash flow;

●	potential liability for uninsured losses and environmental liabilities;

●	the outcome of pending or future legal proceedings;

●	changes in tax laws and regulations affecting REITs;

●	our ability to maintain our qualification as a REIT; and

●	the effect of other factors affecting our business or the businesses of our operators that are beyond our or their control, including natural disasters, other health crises or pandemics and governmental action; particularly in the healthcare industry.

This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. New risks and uncertainties may also emerge from time to time that could materially and adversely affect us.

12.5.	Use of Proceeds

The net proceeds from the issuance, which will be received according to the Shelf Offering report (assuming the allocation of all the securities offered to the public), will be used by the Company for ongoing operations and general purposes, including the repayment of existing debts and the acquisition of assets.

12.6.	Provisions of Maryland Law and of Our Charter and Bylaws

Please refer to “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in our Form S-3.

12.7.	Material U.S. Federal Income Tax Considerations

Please refer to “Material U.S. Income Tax Considerations” in our Form S-3.

12.8.	Plan of Distribution

Please refer to “Plan of Distribution” in our Registration Statement on Form S-3.

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12.9.	Expenses of the Offering

The aggregate amount that we will pay for arrangement fees and our other commissions and expenses in connection with this offering under the Shelf Offering Report, assuming we will sell Securities for gross consideration of approximately NIS 260 million, is approximately NIS 17 million.

12.10.	Incorporation of Certain Information by Reference

We are allowed to incorporate by reference into this Shelf Offering Report the information that we file separately with the SEC (and provide an active hyperlink thereto) or the ISA, which means that we can disclose important information to you by referring to those filings. The information incorporated by reference is considered to be part of this Shelf Offering Report, except for any information superseded by information contained expressly in this Shelf Offering Report and is an important part of this Shelf Offering Report. You may access any document listed below on the SEC’s EDGAR website by opening the applicable hyperlink. Documents referenced by active hyperlinks to SEC filings are deemed to be filed herewith with the ISA for liability purposes. Information described below that we file later with the SEC (and provide an active hyperlink thereto) or the ISA prior to the termination of this offering will also be considered to be part of this Shelf Offering Report and will automatically update and supersede previously filed information, including information contained in this Shelf Offering Report.

We are incorporating by reference in this Shelf Offering Report the documents listed below:

●	our Registration Statement on Form S-3 filed with the SEC on July 12, 2024; and its amendment, filed with the SEC on July 25, 2024;

●	our Registration Statement on Form S-3 filed with the SEC on April 15, 2026;

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;

●	our Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2026, filed with the SEC on May 8, 2026;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2026;

●	our Current Reports on Form 8-K filed with the SEC on May 7, 2026, May 8 2026 (1), May 8, 2026 (2) April 15, 2026, February 26, 2026, February 19, 2026 and January 30, 2026 and other than any information in such reports that was “furnished” but not “filed”; and

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●	the description of our securities registered with the SEC pursuant to Section 12 of the Exchange Act included as Exhibit 4.1 to the above described 2026 Form 10-K; and

●	any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statements on Schedule 14A, and Current Reports on Form 8-K filed by us with the SEC prior to the termination of the offering being made pursuant to this Shelf Offering Report (other than any information in such reports that is “furnished” and not “filed”).

●	prior to the termination of the offering being made pursuant to this Shelf Offering Report (other than any information in such reports that is “furnished” and not “filed”).

These reports contain important information about us, our financial condition and our results of operations.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this Shelf Offering Report, you should rely on the statements made in the most recent document.

In deciding whether to purchase the Securities, you should rely only upon the information contained in this Shelf Offering Report or incorporated by reference in this Shelf Offering Report. Neither we nor the distributors of this offering have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the distributors make an offer to sell these securities in any state or jurisdiction where the offer or sale of such securities is not permitted. You should assume that information appearing in this Shelf Offering Report is accurate only as of the date of this Shelf Offering Report. Our business, financial condition, results of operations and prospects may have changed since that date.

We will provide to each person, including any beneficial owner, to whom this Shelf Offering Report is delivered, a copy of these SEC filings, at no cost, upon written or oral request to our Israeli counsel, FBC & Co., at 146 Derech Menachem Begin, Tel Aviv, Israel, telephone number: +972-3-694-4111. Copies of these SEC filings may also be obtained from the SEC through its website at www.sec.gov.

You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

STRAWBERRY FIELDS REIT, INC.

6101 Nimtz Parkway, South Bend, IN 46628

(574) 807-0800

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12.11.	Where You Can Find More Information

We have filed with the ISA and the TASE a Shelf Offering Report under the Israeli Securities Law with respect to the Securities offered hereunder. As permitted by the rules and regulations of the ISA relating to this Shelf Offering Report, this Shelf Offering Report does not contain all the current public information about the Company. For further information regarding our company and our securities, please refer to our annual, quarterly and current reports, proxy statements and other information that we have filed with the SEC.

Our SEC filings are available to you on the SEC’s website (http://www.sec.gov). We also have a website (www.strawberryfieldsreit.com) through which you may access our recent SEC filings. Information contained on our website is not a part of this Shelf Offering Report. Our common stock is listed and traded on the NYSE American Stock Exchange. Our reports are also available from the website of the ISA at www.magna.isa.gov.il or the website of the TASE at http://maya.tase.co.il.

12.12.	Legal Matters

Certain legal matters with respect to the offering of the Securities are being passed upon for us by FBC & Co. of Tel Aviv, Israel. Certain legal matters with respect to the laws of the State of Maryland will be passed upon for us by Shapiro Sher Guinot & Sandler, P.A. Certain other legal matters will be passed upon for us by Igler and Pearlman, P.A..

12.13.	Experts

The consolidated financial statements of Strawberry Fields REIT, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this Shelf Offering Report by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by Hacker, Johnson & Smith PA, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

The condensed consolidated financial statements of Strawberry Fields REIT, Inc. as of March 31, 2026 and December 31, 2025, and for the three months ended March 31, 2026 and 2025, included in this Shelf Offering Report by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, have been reviewed by Hacker, Johnson & Smith PA.

Such financial statements are incorporated herein in reliance upon the report of Hacker, Johnson & Smith PA, and upon the authority of such firm as experts in accounting and auditing.

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12.14.	Indemnification of Directors and Officers

Maryland General Corporate Law (MGCL) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not), to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

●	The act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

●	The director or officer actually received an improper personal benefit in money, property or services; or

●	In the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

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In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

●	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer of ours who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity; and

●	any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity;

●	in either case, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity.

Our charter also requires us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of ours or a predecessor of ours.

We entered into customary indemnification agreements with our directors and executive officers that will require us, among other things, to indemnify our directors and executive officers against certain liabilities that may arise by reason of their status as directors or officers to the maximum extent permitted by Maryland law and provide for the advancement of expenses in connection therewith.

We maintain directors’ and officers’ liability insurance which will indemnify our directors and officers against damages (including legal fees and expenses), arising out of certain kinds of claims which might be made against them based on acts and things done (or not done) by them while acting in their capacity as directors and officers.

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Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

12.15.	Undertakings

The undersigned registrant hereby undertakes, mutatis mutandis, to the extent applicable to an offering of securities solely in Israel to residents of Israel and which has not been registered with the United States Securities and Exchange Commission:

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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13.	Details regarding protection mechanisms in the Deed of Trust

Below is a concise breakdown of the main defense mechanisms set forth in the Deed of Trust. The expressions listed below shall have the definitions given to them under the Deed of Trust.

A. Contractual clauses and collateral:

	Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
The promissory notes are secured by collateral or other fixed liens	See section 6.2 of the Deed of Trust

Upon execution of the Deed of Trust, the Subsidiary (as defined in the Deed of Trust) shall execute irrevocable guarantee, without limitation in amount, to guarantee the full undertakings of the Company and the Partnership’s towards the Trustee and/or the holders of the Series C Bonds under this Deed of Trust, which shall remain in effect until the full repayment of the Company’s undertakings under this Deed of Trust (the “Subsidiary Guarantee”). The form of such Guarantees is attached as an appendix to the Deed of Trust.

Notwithstanding the provisions of Section 6.2 of the Deed of Trust, the Company may, at any time, notify by way of an immediate report, of the expiration of the Subsidiary Guarantee provided that the prior approval of the rating company is obtained confirming that the rating as of the eve of the cancellation of the Subsidiary Guarantee will not be downgraded as a result thereof (the “Rating Company Approval”). In such case, as of the date of the Rating Company Approval, the Subsidiary Guarantee shall automatically and immediately expire and, as of such date, it shall be null and void, without requiring the consent of the holders of the Series C Bonds and/or the consent of the Trustee.

-
The promissory notes are secured by a floating and/or current lien	N/A	-	-
Undertaking not to create liens (negative lien)	See sections 6.4.1 - 6.4.4 of the Deed of Trust

The Company and the Subsidiary shall not create a general current lien (or similar in its characteristics under the law applicable to the Company or the Subsidiary) on all of their direct, existing and future assets and rights, for the benefit of any third party, to secure their obligations towards any third party, unless they have obtained prior consent from the holders of the Bonds by special resolution, or unless they have granted, concurrently with the granting of such general current lien on all of the Company’s and the Subsidiary’s direct, existing and future assets and rights, as stated, in favor of a third party, a current lien in favor of the holders of the Bonds, at the same ranking, and such liens shall be pari passu in accordance with the debt ratio of the Company or the Subsidiary, as applicable, to each of the parties. If such lien is created, it shall be made in coordination with the Trustee and in formulations to the satisfaction of the Trustee, and the Trustee shall be provided with confirmations from a senior officer of the Company that the lien does not contradict or conflict with any other undertaking of the Company and with an opinion from a local attorney in connection with the creation of such lien and its validity, enforceability and realization, all in accordance with the relevant law.

Yes. See Section 8.1.26 of the Deed of Trust

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	Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment

For the avoidance of doubt, the foregoing shall not limit: (1) the Company and the Subsidiary from creating fixed liens on all or part of their assets; (2) the Company and the Subsidiary from creating current liens on one or more specific assets of the Company or the Subsidiary, as applicable; or (3) the ability of corporations controlled by the Company and the Subsidiary to create any type of lien, whether fixed or current, on any assets whatsoever, including all or most of the assets, with or without any limitation, or to guarantee the obligations of the Company or the Subsidiary, as applicable, in any manner whatsoever.
For the avoidance of doubt, the Trustee is not required to examine the possibility and/or need to register the Company’s undertaking to refrain from creating liens or any corresponding registration in nature and substance outside Israel, and the Company’s undertaking as aforesaid shall be a contractual undertaking vis-a-vis the Trustee and the holders of the Bonds. The Company hereby confirms and declares that as of the date of this Deed of Trust, it has not created, registered or undertaken to create such current liens on all of its existing and future direct assets and rights in respect of which the undertaking was given as set forth above.
The group companies shall be entitled to sell, lease, assign, deliver or transfer in any manner whatsoever all or part of their property, in any manner whatsoever, for the benefit of whomever they deem fit, without requiring any consent from the Trustee and/or the holders of the Bonds (Series C), as applicable. The group companies are not required to notify the Trustee of any transfer or sale of any asset of theirs unless it is a sale or transfer of a “material asset of the Company” as defined in section 8.1 of the Deed of Trust, and they are also not required to notify the Trustee of the creation of any lien on their assets except for a general current lien on all the Company’s property.
Obligation to comply with financial covenants	See sections 5.4 and 6.5 of the Deed of Trust	See details in the table in part C below.	Yes. See Section 8.1.13 of the Deed of Trust

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	Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
Obligation to rate the bonds at the time of issuance; maintaining a rating throughout the life of the promissory note	See section 5.3(j) of the Deed	The Company undertakes to act that insofar as it is under its control, the Bonds (Series C) will be rated by at least one rating company for the entire period of the Bonds (Series C) and for this purpose the Company undertakes, inter alia, to pay the rating company the payments it undertook to pay the rating company and to provide the rating company with the reports and information required by it in the engagement between the Company and the rating company. In this regard, inter alia, the failure to make the payments that the Company undertook to pay the rating company and failure to provide the reports and information required by the rating company as part of the engagement between the Company and the rating company, will be considered reasons and circumstances that are under the control of the Company. The Company does not undertake not to replace the rating company or to terminate the engagement with it during the period of the Bonds (Series C). In the event that the Company replaces the rating company even in the event that at the time of the replacement it is not the only rating company that rates the Bonds (Series C) and/or terminates the work of the rating company (in the case where it is not a single rating company), the Company undertakes to report this immediately and will notify the Trustee and Bondholders and will state in its notice the reasons for the change in the rating company, and all this no later than one trading day from the date of such replacement and/or from the date of the decision to terminate the work of the rating company, whichever is earlier. It is clarified that the foregoing does not derogate from the right of the Company to replace a rating company at any time or to terminate the work of the rating company (in the case where it is not a single rating company), at its sole discretion and for any reason it deems appropriate.	Yes. See Section 8.1.21 of the Deed of Trust
Commitment to double rating for the bond certificates	N/A	-	-

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	Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
Commitment not to replace the rating company throughout the life of the bond certificate	See section 5.3(g) of the Deed of Trust.	In the event that the rating company is replaced or the Bonds (Series C) cease to be rated by a rating company (even in the event that the Bonds (Series C) are rated by a number of rating companies), the Company will publish an immediate report, within one trading day from the date of the change in which the Company will announce the circumstances of the replacement of the rating company or discontinuation of the rating, as applicable.	-
Restrictions on creating additional financial debt	See section 4.1 - 4.2 of the Deed of Trust

An additional issuance of Bonds (Series C) shall be carried out subject to receipt of the approval of the Stock Exchange and subject to the fulfillment of all the conditions listed below: (a) The rating of the Bonds (Series C) as will be at that time, will not be affected due to the additional issuance of Bonds (Series C) as stated (i.e., the rating on the eve of the expansion of the series will not change immediately after its expansion due to the said expansion). For the purposes of this section, it will be clarified that in the event that the Bonds (Series C) are rated by more than one rating company, the rating will be examined for the purpose of this section at any time, according to the higher rating among them; (b) on the date of the additional issuance, in accordance with its last financial statements published prior to the date of the additional issuance, and after taking the additional issuance into account retroactively, the Company will comply with all the financial liabilities specified in section 6.4 of the Deed (without taking into account the healing and waiting periods listed in connection with those financial liabilities); and (c) on the date of the additional issuance there is no ground for providing the bonds for immediate repayment as specified in section 8.1 of the Deed of Trust without taking into account any cure and waiting periods.

Yes. See Section 8.1.22 of the Deed of Trust

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Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
The Company shall provide the Trustee prior to the actual performance of the additional issuance and as a condition therefor (and to the extent that a tender is held for Classified Investors, no later than the date on which the tender for Classified Investors was held), written confirmation signed by the company’s CEO or senior officer in the financial field of the Company regarding (in this subsection: the “Confirmation”): (1) the fulfillment of the said conditions at the time of the Confirmation (except for the condition in subsection (a) above, for which the Company shall provide the confirmation of the rating company as detailed below); (2) that at the time of the Confirmation the Company does not violate any of its material obligations to the holders of the Bonds (Series C). It is clarified that the consideration for the expansion of the series will be transferred directly to the Company, on the condition that the Company provided to the Trustee with the said confirmations.
In any case of such additional issuance, the actual increase of the series will be done subject to obtaining prior approval from the rating company according to which the rating on the eve of the series expansion will not change negatively immediately after its expansion due to the said expansion. The approval of the rating company will be published immediately before the actual expansion of the series.
The aggregate principal amount of the Bonds (Series C), following the expansion, shall not exceed NIS 550 million principal amount.
An additional issuance of Bonds (Series C) shall be subject to the approval of the Stock Exchange and to the fulfillment of all the conditions set forth below: (a) the rating of the Bonds (Series C), as then in effect, shall not be adversely affected as a result of the additional issuance of Bonds (Series C) as aforesaid (i.e., the rating on the eve of the series expansion shall not change immediately following such expansion as a result of such expansion). For the purposes of this section, it is clarified that in the event that the Bonds (Series C) are rated by more than one rating company, the rating for purposes of this section shall be examined at any time according to the higher of them; (b) on the date of the additional issuance, based on the Company’s latest financial statements published prior to the date of the additional issuance and after taking the additional issuance into account retroactively, the Company shall comply with all of the financial covenants set forth in section 6.5 of the Deed (without taking into account the cure and waiting periods specified in connection with such financial covenants); and (c) on the date of the additional issuance, no ground for placing the Bonds in immediate repayment, as set forth in section 8.1 of the Deed of Trust, exists. Without taking into account any cure and waiting periods.
The Company shall deliver to the Trustee, prior to the actual completion of the additional issuance and as a condition thereto (and, if an offering is held for Classified Investors, no later than the date on which such offering for Classified Investors was held), a written confirmation signed by the Company’s CEO or senior officer in the finance function of the Company stating (in this subsection: the “Confirmation”): (1) that the aforesaid conditions are satisfied as of the date of the Confirmation (other than the condition in subsection (a) above, for which the Company shall provide the confirmation of the rating company as set forth below); and (2) that as of the date of the Confirmation, the Company is not in breach of any of its material undertakings to the holders of the Bonds (Series C). It is clarified that the consideration for the expansion of the series shall be transferred directly to the Company, provided that the Company has delivered to the Trustee the aforesaid confirmations.

62

Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
In any case of such additional issuance, the actual expansion of the series shall be subject to the prior approval of the rating company, stating that the rating on the eve of the series expansion shall not be downgraded immediately following such expansion as a result of the said expansion. The rating company’s approval shall be published in an immediate report prior to the actual expansion of the series.
The aggregate principal amount of the Bonds (Series C), after the expansion, shall not exceed NIS 550 million principal amount.
Without derogating from the generality of the foregoing, the Company reserves the right, subject to the provisions of any law, to issue at any time and from time to time (whether by way of a private placement or pursuant to a prospectus and/or amendment to a prospectus, whether pursuant to a shelf offering report or in any other manner), and without requiring the consent of the holders of the Bonds (Series C) and/or the consent of the Trustee, as applicable, including to any related person (as defined in section 3.2 of the Deed), additional series of bonds and/or additional securities, as the Company deems fit, all without prejudicing the repayment obligation imposed on the Company under this Deed. In addition, if the Company issues an additional series of bonds or other debt securities, and such additional series or securities are not secured by collateral (and so long as they remain unsecured), the rights of such additional series or securities, as the case may be, in liquidation shall not rank senior to those of the Bonds (Series C) (for purposes of section 4.2 of the Deed of Trust only: the “Additional Issuance”). Likewise, if the Company issues other bonds (of another series) or other debt securities that are secured by collateral and/or liens (of any kind), then such other bonds or debt securities, as applicable, shall rank senior in liquidation to the Bonds (Series C) only with respect to the collateral and/or liens included in such other bonds. For the avoidance of doubt, nothing in this section shall prevent the Company from issuing additional bonds of any kind secured by collateral and/or liens of any kind, at the Company’s sole discretion.
Notwithstanding the foregoing, the additional issuance shall be subject to approval of the Stock Exchange (to the extent the securities in the additional issuance will be traded on the Stock Exchange) and to the fulfillment of all the conditions set forth below: (a) the additional issuance shall not adversely affect the rating of the Bonds (Series C), as then in effect (i.e., the rating on the eve of the additional issuance). The rating company’s approval that the additional issuance will not adversely affect the rating of the Bonds (Series C) shall be published by the Company prior to the completion of the additional issuance; (b) on the date of the additional issuance, based on the Company’s latest financial statements published prior to the date of the additional issuance, and immediately after giving effect to the additional issuance, the Company shall comply with all financial covenants set forth in section 6.5 of the Deed of Trust; (d) no ground exists for immediate repayment as set forth in section 8.1 of the Deed; and (e) the Company complies with all of its material undertakings to the holders of the Bonds in accordance with the provisions of the Deed. The Company shall deliver to the Trustee a written confirmation from the Company, together with a calculation with respect to the condition set forth in section 4.2 of the Deed, as to the fulfillment of all the aforesaid conditions prior to completion of the additional issuance, all in a form satisfactory to the Trustee.

63

	Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
Limitation on distribution of dividends	See section 6.6 of the Deed of Trust

As long as the Company does not violate any of the financial covenants stated in section 6.5 of the Deed of Trust, no distribution limit shall apply to the Company. In the event that the Company finds itself deviating from one or more of the financial covenants as stated in section 6.5 of the Deed of Trust, the Company may make a distribution in an amount not exceeding the amount required to comply with the requirements of U.S. law applicable to REIT funds. If the Company ceases to be a REIT, then the Company shall not be entitled to make any distribution in the event that it is in breach of one or more of the financial covenants set forth in section 6.5 of the Deed.

In the event of a distribution when the Company is in deviation of one or more of the financial covenants as stated in Section 6.5 of the Deed of Trust, the Company shall provide the Trustee in advance with notice of its intention to perform a distribution together with confirmation from the Company’s senior officer that the distribution amount does not exceed the amount required to meet the requirements of U.S. law applicable to REIT funds. The Trustee shall rely on the aforesaid confirmation without being required to carry out any examination on the subject.

Yes. See section 8.1.14 of the Deed of Trust.
Restrictions on transactions with the controlling shareholders of the company	N/A	-	-
Limitations on change of control	See Section 8.1.11 of the Deed of Trust

If there is a change in control, and the Company does not publish a tender offer in relation to the purchase of all the bonds, at a price not less than their par value, within 45 days of the occurrence of such an event.

“Change of Control” - if any person, other than authorized shareholders (as defined below), holds or becomes a holder, directly or indirectly, of more than 50% of the total voting rights of shares with voting rights in the Company; provided, however, that if the Company becomes a subsidiary corporation (as defined below) directly or indirectly of a holding company, such holding company itself shall not be deemed a person as stated if (a) said holding company is the owner, directly or indirectly of 100% of the Company’s share capital and (b) upon completion of said transaction a person, apart from one or more authorized shareholder, will not hold or become a holder, directly or indirectly, of more than 50% of the total voting rights of shares with voting shares of such holding company.

“Authorized Shareholders” – any of (a) the undersigned Moshe Gubin and Michael Blisko or any of their estates, spouses, and/or descendants; (b) any trust in favor of any of the individuals listed in section (a) above only.

Yes. See Section 8.1.11 of the Deed of Trust

64

	Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
“Subsidiary Corporation” – In connection with any individual, any corporation, general or limited partnership or other business entity which: (a) on the effective date more than 50% of the voting rights of shares with voting rights or other rights (including partnership rights) is entitled (unconnected to the occurrence of any incident) to vote in the appointment of directors, managers, or trustees of whom it is owned or controlled, directly or indirectly, by (1) such individual, (2) such individual and one or more subsidiaries of such individual or (b) on the effective date holds control, whether directly or indirectly, including joint control.
Mechanism for adjusting interest rates in certain cases	See section 5.3 of the Deed of Trust

Adjustment of the interest rate due to a change in the rating of the Bonds (Series C)

The interest rate to be borne by the Bonds (Series C), shall be adjusted due to a change in the rating of the Bonds (Series C), as specified in section 5.3 of the Deed of Trust:

If the rating of the Bonds (Series C) by the rating company (in the case of a change in rating company, the Company will transfer to the Trustee a comparison between the rating scale of the replaced rating company and the rating scale of the new rating company) will be updated during any interest period, so that the rating determined for the Bonds (Series C) will be lower by one or more notch (the “Reduced Rating”) from the base rating , and the annual interest rate that will be borne by the unpaid balance of the principal of the Bonds (Series C), will increase by the additional interest rate, approximately 0.25% per year in respect of any decline in the rating of the Bonds below the base rating, in accordance with the brackets determined in the Deed of Trust, for the period starting from the date of publication of the Reduced Rating by the rating company and until whichever is earlier of (a) full repayment of the balance of the principal) or the date the rating is increased in accordance with the provisions of section 5.3 (e) of the Deed of Trust. If the interest rate was previously raised for deviation from the financial covenants as stated in section 5.4 of the Deed of Trust, then the increase in the interest rate for the reduction of such a rating will be limited in accordance with the maximum interest rate increase limit (1.75% above the interest rate set in the tender).

In the event that, after the rating is lowered in a manner that affected the interest rate to be borne by the Bonds (Series C) as stated in section 5.3(a) of the Deed of Trust, the rating company will update the rating for the Bonds (Series C) upwards, so that the annual interest rate borne by the principal will be reduced, at the time of the relevant payment of the interest, by the additional interest rate in accordance with the brackets established as stated, for the period in which the Bonds (Series C) were rated at the highest rating only (i.e., from the date the rating report regarding the increase in rating is published), so the interest rate borne by the unpaid balance of the principal of the Bonds (Series C) after updating the rating upwards to a rating equal or higher than the base rating, will be the interest rate set forth in the tender, as the Company will publish in an immediate report regarding the results of the issuance, without any increase in the rating as stated in section 5.3 of the trust fund (and in any case, the interest rate will not be lower than the interest rate established in the tender). In such a case, the Company shall act in accordance with the provisions of subsections 5.3(a) to (c) of the Deed of Trust, mutatis mutandis arising from the high rating instead of the reduced rating. For the avoidance of doubt, it is clarified that if the rating of the Bonds exceeds the base rating, this shall not have any effect on the interest rate borne by the Bonds at that time.

-

65

Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment
Insofar as the Bonds (Series C) shall cease to be rated at all for a reason dependent on the Company (for example, but not limited to, due to non-compliance with the Company’s obligations towards the rating company, including due to failure to provide payments and/or reports that the Company undertook towards the rating company) for a period exceeding 21 trading days, prior to their final repayment, the cessation of the rating shall be considered as a maximum reduction of rating in such a way that the additional interest rate shall amount to 1.5% (even if the interest rate was raised in accordance with paragraph 5.3(a) of the Deed of Trust prior to that date), even if the interest rate was previously raised due to deviation from the financial covenants as stated in section 5.4 of the Deed of Trust (but subject to the maximum interest rate increase limit), and the provisions of subsections (b) to (e) above shall apply accordingly without derogating from the provisions of section 8.1.21 of the Deed of Trust. For the avoidance of doubt, it is clarified that if the Bonds (Series C) cease to be rated, before their final repayment, for a reason that is not dependent on the Company, this will not affect the interest rate as stated in subsection 5.3(a) of the Deed of Trust, and the provisions of section 5.3(f) of the Deed of Trust will not apply.
For the avoidance of doubt, it is clarified that: (1) a change in the rating horizon of the Bonds (Series C) will not result in a change in the interest rate that the Bonds (Series C) will bear as stated in this section above; (2) if the Bonds (Series C) are rated by more than one rating company and as long as they will be rated by more than one rating company as stated, subsection (f) above will not apply unless in the event that all the rating companies together cease to rank the Bonds (Series C), and an examination of the rating for the purpose of adjusting the interest rate for a change in the rating (if and to the extent that such a change is made) will be done, at any time, according to the lower rating between them.
In the event of a downgrade, the Company shall act in accordance with section 5.3 (b) of the Deed of Trust. To the extent that prior to the date of the downgrade, there was an increase in the interest rate due to a deviation from one or more of the financial covenants according to the mechanism specified in section 5.4 of the Deed of Trust, the change that will apply to the interest rate due to the adjustment mechanism specified in section 5.3 of the Deed of Trust will be limited by the maximum interest rate increase limit.

66

Exists (section in the deed) /does not exist	Brief description	Is the breach grounds for immediate repayment

See section 5.4 of the Deed of Trust	Adjustment of the interest rate as a result of non-compliance with financial covenants The interest rate to be borne by the Bonds (Series C), shall be adjusted for deviation from any of the financial covenants listed below, as specified in section 5.4 of the Deed of Trust:	-

-	If the ratio of financial debt to EBITDA (as defined in section 5.4 (1) of the Deed) exceeds 8.
-	If the EBIDTA ratio to the Company’s total financing expenses payments (as defined in section 5.4(2) of the Deed) of the Company (DSCR) shall be less than 1.35.
-	If the consolidated equity of the Company (including minority rights) on the last day of each calendar quarter according to the Company’s financial statements, shall be less than USD 30 million (this amount shall not be linked to any linkage basis).

Examination of the Company’s compliance with any of the financial covenants will be carried out by the Company on the day of publication of the financial statements and as long as the Bonds (Series C) are in circulation, in relation to the financial statements that the Company was required to publish up to that date.
If the Company deviates from one of the financial covenants listed in subsections a-c above according to its reviewed or audited financial statements, the annual interest rate borne by the unpaid balance of the principal of the Bonds (Series C), at a rate of 0.5% (the “Additional Interest Rate”), above the interest rate as it was at that time, prior to the change, in respect of the period beginning from the date of deviation until whichever is earlier between the full repayment of the unpaid balance of the principal of the Bonds (Series C) or the date of publication of the financial statements according to which the Company does not deviate from the financial covenants, all subject to the maximum interest rate increase limit.
The increase in the interest rate will be done only once in respect of any deviation from any of the financial covenants, insofar as there is such a deviation, and the interest rate will not be raised again in the event that the deviation from the relevant financial covenant exists (in this regard it should be clarified that insofar as the deviation from any of the financial covenants has been corrected and thereafter there is an additional deviation, the aforementioned addition shall apply). It should be emphasized that in the event that in respect of a decrease in the rating of the Bonds, the annual interest rate was raised in accordance with the provisions of section 5.3 of the Deed of Trust, then in any case the Additional Interest Rate by virtue of that section together with the Additional Interest Rate by virtue of section 5.4 of the Deed of Trust, due to deviation from the financial covenants, shall not exceed the maximum interest rate increase limit.
For the avoidance of doubt, it is clarified that subject to the foregoing and the maximum increase in the interest rate, the additional interest payments as a result of the downgrade of the rating as stated in section 5.2 of the Deed of Trust and/or as a result of the failure of the Company to comply with any of the financial covenants as stated in this section 5.3 are cumulative. Therefore, in the event that there is a decline in the rating, and in addition, the Company deviates from one or more financial covenants, the holders of the Bonds (Series C) will be entitled to an increase in the interest rate as detailed above, provided that the annual interest addition does not exceed the maximum interest rate increase limit.

67

B. Grounds for placing for immediate repayment:

The ground	Exists (section in the deed) /does not exist	Notes / Explanation
There has been a material deterioration in the business of the issuer/investee companies, and there is concern that the issuer will not be able to repay the promissory notes on time.	See Section 8.1.10 of the Deed of Trust	(a) If there is a material deterioration in the Company’s business compared to its situation at the time of the first issuance of the Bonds (Series C); and there is a real concern that the Company will not be able to repay the Bonds (Series C) on time or (b) there is a real concern that the Company will not be able to meet its material undertakings towards the bond holders.
The inclusion of a “going concern” note in the auditor’s opinion/review report that is attached to the Company’s financial statements.	See Section 8.1.27 of the Deed of Trust	If a “going concern” note is recorded in the Company’s consolidated financial statements for a period of two consecutive quarters.
The promissory notes were not repaid on time.	See Section 8.1.1 of the Deed of Trust	If the Company does not repay any amount due from it in connection with the Bonds or the Deed of Trust. For the purposes of this section, the Company will have seven (7) days to correct the breach, unless a different period is specified in the Deed of Trust.
A debt of the issuer has been placed for immediate repayment. Cross Default/Cross Acceleration: (Cross violation, in case of non-payment of other debts or placement for immediate repayment).	See Section 8.1.12 of the Deed of Trust	If placed for immediate repayment (and in relation to sub-clause (2) and (3)) the demand for such immediate repayment was not removed within thirty (30) days from the date on which it was placed for immediate repayment as stated): (1) another series of bonds issued by the Company which is listed for trading on any Stock Exchange, or (2) a debt and/or a number of cumulative debts of the Company and/or of corporations it holds whose liability value (or their cumulatively) is at least USD 100 million or whose volume (or their cumulative volume) exceeds 15% of the total assets of the Company, according to the latest financial statements published (audited or reviewed, as the case may be), whichever is lower (provided that if they are cumulative debts - they were placed for immediate repayment simultaneously or adjacent to each other) (such debts as stated in Subsection (2) will be referred to in this section as the: “Other Debt”) or (3) debt and/or a number of cumulative debts of the Company and/or of corporations it holds (including non-recourse debt to the Company (Non-Recourse)) the liability value of which (or of which in the aggregate) exceeds USD 100 million, provided that if such debts are cumulative, they were placed for immediate repayment simultaneously or in close proximity to one another. Regarding Subsection (2) above, a loan without the ability to repay to the Company and/or to the partnership and/or to the Subsidiary (Non-Recourse) will not be considered in this regard Another Debt as stated above. To the extent that the aforementioned conditions are met, the aforementioned grounds will apply, starting from the date on which the Company was required to repay the Other Debt (subject to the healing period specified above) and not from the date the debt was placed for immediate repayment, to the extent that these dates do not overlap.

68

The ground	Exists (section in the deed) /does not exist	Notes / Explanation
Cessation of rating or a reduction in the rating of the Bonds below the minimum rating set.	See Section 8.1.15 of the Deed of Trust

If the rating of the Bonds (Series C) by the rating company is reduced to a rating lower than BBB-minus. In the event of a change of rating company, the Company will transfer to the Trustee a comparison between the rating scale of the replaced rating company and the rating scale of the new rating company.

For the purposes of this section below, it should be emphasized that in the event that the Bonds (Series C) will be rated by more than one rating company, an examination of the rating for the purpose of grounds for immediate repayment above will be done, at all times, according to the lower rating between them.

	See Section 8.1.21 of the Deed of Trust	If the Bonds (Series C) cease to be rated for a period of over 60 consecutive days due to reasons and/or circumstances that are under the control of the Company. In this regard, inter alia, the failure to make the payments that the Company undertook to pay the rating company and the failure to provide the reports and information required by the rating company as part of the engagement between the Company and the rating company, will be considered reasons and circumstances that are under the control of the Company. It is clarified that insofar as the Bonds (Series C) will be rated by more than one rating company and as long as they will be rated by more than one rating company as stated, section 8.1.21 of the Deed of Trust will not apply unless all the rating companies together cease to rank the Bonds (Series C) for a period exceeding 60 consecutive days due to reasons and/or circumstances that are under the control of the Company as described above.
The issuer has stopped or announced the cessation of its payments.	See section 8.1.9 of the Deed of Trust	If the Company ceased or announced its intention to cease its payments, or ceased or announced its intention to cease conducting its business, as it will from time to time.
Realization of a lien on a material asset or the sale of a basic asset.	See Section 8.1.8	If liens holders exercise the liens they have on a significant asset of the Company (as this term is defined in the Deed).
Failure to publish financial statements at the relevant time.	See Section 8.1.24 of the Deed of Trust	If the Company has not published a financial statement that it is required to publish under any law or under the provisions of the Deed of Trust, within 30 days from the last date it is required to publish it.

69

The ground	Exists (section in the deed) /does not exist	Notes / Explanation
A fundamental breach of the terms of bonds. Breach of material obligations or performance of an action that may materially impair the rights of the holders.	See Sections 8.1.20 of the Deed of Trust	If the Company violated the terms of the Bonds and/or the Deed of Trust with a fundamental breach, including if it turns out that a material representation of the Company’s representations in the Bonds or the Deed of Trust is incorrect and/or incomplete, and the Trustee notified the Company in writing to correct the breach and the Company did not correct the breach within 14 days of providing the notice.
Breach of an undertaking regarding structural changes, mergers and acquisitions, without the approval of the bond holders.	See Section 8.1.17 of the Deed of Trust	If a merger is carried out (except for a merger as aforesaid with a wholly owned company of the Company that shall merge with and into the Company) without the prior approval of the holders of the Bonds (Series C) by a special resolution, unless the absorbing entity has assumed the full obligations of the Company towards the holders of the Bonds (Series C) and in addition the absorbing company or entity has declared (as applicable) towards the holders of the Bonds (Series C), including through the Trustee, at least 10 business days before the merger date, that there is no reasonable concern that due to the merger, the absorbing entity will not be able to fulfill its obligations towards the holders of the Bonds (Series C). Nothing in this section shall derogate from the other grounds for immediate repayment granted to Bond holders in accordance with section 8.1 of the Deed of Trust. In addition, from a period of 30 days before the planned merger until the date of the merger, all the grounds listed in section 8.1 of the Deed of Trust and below shall also apply to the absorbing company as if it were the Company. In relation to the provisions of the sections of this Deed in which the aforesaid is derived from the Company’s financial statements, the examination will be carried out in relation to the financial statements of the absorbing company as they will be after the merger. In this regard, it should be emphasized and clarified that the ground stated in this section will not apply to a merger between corporations wholly owned by the Company.
Sale of most of the issuer’s assets. A change was made mainly in the issuer’s area of activity.	See Section 8.1.16 of the Deed of Trust	If the Company sells to another(s) all of its assets or most of its assets, and prior consent of the holders of the Bonds (Series C) has not been received for such sale by an ordinary resolution. “Sale to another” - sale to any third party whatsoever (including the controlling shareholder of the Company and/or corporations under its control), except for a sale to corporations wholly owned by the Company; “Most of the Company’s assets” - an asset or combination of a number of assets whose value and/or aggregate value (as applicable) in the last financial statements published prior to the occurrence of the relevant event exceeds 50% of the scope of its assets in the Company’s balance sheet according to the financial statements as stated, unless all of the proceeds of the sale (a) will be invested in the Company’s field of activity, and such an investment agreement was signed within a period of 12 months from the date of the sale, or (b) will be used for early redemption (partial or full) of the Bonds in accordance with the provisions of section 7.2 of the Deed of Trust and/or to purchase Bonds (Series C) (partial or full). In relation to subsections (a) and (b) above - on the date of the sale the approval of the Company’s board of directors will be obtained regarding the intention to make use of the proceeds of the sale for the obligation stated in subsection (a) or (b) above.

70

The ground	Exists (section in the deed) /does not exist	Notes / Explanation
Issuance of a Permanent liquidation order/issuance of a temporary liquidation order that was not revoked within a period of X.	See Sections 8.1.4 and 8.1.5 of the Deed of Trust

If the Company makes a liquidation decision (except for liquidation as a result of a merger with another company as stated in section 8.1.17 of the Deed of Trust) or if a permanent and final liquidation order is issued in relation to the Company by a court and/or a permanent liquidator is appointed to it or a similar decision is made or a similar functionary is appointed by the Company and/or to it. It should be clarified that for the purposes of this subsection, the liquidation proceedings in relation to the Company will be proceedings in accordance with Israeli law or parallel proceedings, in accordance with foreign law, corresponding to the Israeli procedure.

If a temporary liquidation order is issued or a provisional liquidator is appointed or any similar functionary appointed or any judicial decision of a similar nature is taken, and such order or decision has not been postponed or revoked within 45 days from the date of issuance of the order or making of the decision, as applicable. Notwithstanding the foregoing, the Company will not be granted any remedy period in respect of requests or orders submitted or granted, as the case may be, by the Company or with its consent. It should be clarified that for the purposes of this subsection, the liquidation proceedings in relation to the Company will be proceedings in accordance with Israeli law or parallel proceedings, in accordance with foreign law, corresponding to the Israeli procedure.

71

The ground	Exists (section in the deed) /does not exist	Notes / Explanation
Imposition of an attachment on the issuer’s assets or execution of execution agency action.	See Section 8.1.7 of the Deed of Trust

If an attachment is imposed on a material asset of the Company (as this term is defined below) or execution office actions are carried out in connection with a material asset of the Company (as this term is defined below) and the attachment is not removed, or the action is not canceled, as applicable, within 45 days from the date of their imposition or performance, as applicable. Notwithstanding the foregoing, the Company will not be granted any remedy period in respect of requests or orders submitted or granted, as the case may be, by the Company or with its consent. It should be clarified that for the purposes of this subsection, attachment or execution office proceedings in relation to the Company will be proceedings in accordance with Israeli law or parallel proceedings, in accordance with foreign law, parallel to the Israeli procedure.

“Material Asset of the Company” - an asset or a number of assets in the aggregate, the value of which, as of the relevant date, according to the most recent consolidated financial statements (audited or reviewed, as applicable) of the Company published prior to such date, exceeds 40% of the total assets in the Company’s consolidated balance sheet according to such financial statements.

Appointment of a permanent or temporary receiver (provided that the appointment was not canceled on a reasonable date).	See section 8.1.6 of the Deed of Trust	If an application has been filed for receivership or the appointment of a receiver (temporary or permanent) or any similar functionary to be appointed to the Company or on a Material Asset of the Company (as defined above), or if an order has been issued for the appointment of a temporary receiver or any similar functionary to be appointed - which has not been rejected or revoked within 45 days from the date of their submission or provision, as applicable; or - if an order has been issued for the appointment of a permanent receiver to the Company or on a Material Asset of the Company (as defined below) or a similar order under the law applicable to the Company. Notwithstanding the foregoing, the Company will not be given any healing period in relation to requests or orders filed or granted as applicable, by the Company or with its consent. It should be clarified that for the purposes of this subsection, the receivership proceedings in relation to the Company will be proceedings in accordance with Israeli law or parallel proceedings, in accordance with foreign law, corresponding to the Israeli procedure.

72

The ground	Exists (section in the deed) /does not exist	Notes / Explanation
The issuer has announced its intention to cease continuing its business and/or conduct its business.	See section 8.1.9 of the Deed of Trust	If the Company ceased or announced its intention to cease its payments, or ceased or announced its intention to cease conducting its business, as it will from time to time.
The Company ceased to be a reporting corporation under the Securities Law.	See Section 8.1.23 of the Deed of Trust	If the Company ceases to be a reporting corporation.
Deletion from the Companies Register, excluding a merger.	See Section 8.1.19 of the Deed of Trust	If the Company is liquidated or deleted for any reason whatsoever (subject to the provisions of section 8.1.17 of the Deed of Trust).

Request/issuance of a stay of proceedings order.

An motion was filed for an order to open proceedings under the Insolvency and Economic Rehabilitation Law, 5778-2018.

A motion was filed for certification of a debt arrangement outside the framework of an order to open proceedings under the Insolvency and Economic Rehabilitation Law, 5778-2018.

See Section 8.1.2 of the Deed of Trust

If the Company submits a request for a stay of proceedings order, or if a stay of proceedings order is issued against the Company, or if the Company submits a request for an order to open proceedings, as such term is defined in the Insolvency Law, as defined below, or such order is issued, or if the Company submits a request for a compromise or arrangement with the Company’s creditors pursuant to section 350 of the Companies Law or pursuant to the Insolvency and Economic Rehabilitation Law, 5778-2018 (the “Insolvency Law”), or a similar proceeding under foreign law, in respect of any of the orders or requests referred to in this section above (except for the purpose of merging with another company as stated in section 8.1.17 of the Deed of Trust and/or a change in the structure of the Company or a split that is not prohibited under the terms of this Deed and except for making arrangements between the Company and its shareholders and/or holders of warrants (that are exercisable into shares) of the Company only, which are not prohibited under the terms of this Deed and which do not affect the ability to repay the Bonds (Series C)).

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The ground	Exists (section in the deed) /does not exist	Notes / Explanation
The Stock Exchange suspended/deleted the trading in the Bonds.	See sections 8.1.18 and 8.1.25 of the Deed of Trust

If the trading in the Bonds (Series C) on the Stock Exchange has been suspended by the Stock Exchange, except for a suspension on the grounds of the creation of ambiguity as stated in Part Four of the Stock Exchange Regulations, and 60 days have passed since the suspension during which the suspension was not canceled.

If the Bonds (Series C) were delisted from trading on the Stock Exchange.

Violation of restrictions on raising additional debt, including series expansion.	See Section 8.1.22 of the Deed of Trust	In the event that the Company expands a series to Bonds (Series C) or issues additional series of bonds and/or other securities, contrary to the provisions of section 4 of the Deed of Trust.
Failure to comply with the undertaking to the mechanism of adjustment to the interest rate, as a result of failure to remove a floating lien.	N/A	-
Taking on financial or credit debt contrary to a commitment not to create a current lien.	See Section 8.1.26 of the Deed of Trust	If the Company breaches any of its undertakings not to create liens as stated in section 6.4 of the Deed of Trust.
Violation of an obligation to deposit money in an expense cushion and interest cushion or deposit money in a deposit for special expenses.	See Section 8.1.29 of the Deed of Trust	If the Company breaches any of its material obligations to deposit an interest pillow as stated in section 5.4 of the Deed of Trust. In this regard, the Company will have a period of 7 (seven) days to correct the breach.
1.	See Section 8.1.30 of the Deed of Trust	If the Company breaches any of its material obligations to deposit an expense cushion as stated in section 5.5 of the Deed of Trust. In this regard, the Company will have a period of 7 (seven) days to correct the breach
Provision of a temporary trustee order or appointment of a temporary trustee.	See section 8.1.4 of the Deed of Trust	If the Company makes a liquidation decision (except for liquidation as a result of a merger with another company as stated in section 8.1.17 of the Deed of Trust) or if a permanent and final liquidation order is issued in relation to the Company by a court and/or a permanent liquidator is appointed to it or a similar decision is made or a similar functionary is appointed by the Company and/or to it. It should be clarified that for the purposes of this subsection, the liquidation proceedings in relation to the Company will be proceedings in accordance with Israeli law or parallel proceedings, in accordance with foreign law, corresponding to the Israeli procedure.

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The ground	Exists (section in the deed) /does not exist	Notes / Explanation
Failure to comply with financial covenants	See section 8.1.13 of the Deed of Trust.	If the Company fails to meet any of the financial obligations stated in section 6.5 of the Deed of Trust for two consecutive quarters.
Change of control	See Section 8.1.11 of the Deed of Trust

If there is a Change of Control, and the Company does not publish a tender offer in relation to the purchase of all the Bonds, at a price not less than their par value, within 45 days of the occurrence of such an event.

“Change of Control” - if any person, other than authorized shareholders (as defined below), holds or becomes a holder, directly or indirectly, of more than 50% of the total voting rights of shares with voting rights in the Company; provided, however, that if the Company becomes a subsidiary corporation (as defined below) directly or indirectly of a holding company, such holding company itself shall not be deemed a person as stated if (a) said holding company is the owner, directly or indirectly of 100% of the Company’s share capital and (b) upon completion of said transaction a person, apart from one or more authorized shareholder, will not hold or become a holder, directly or indirectly, of more than 50% of the total voting rights of shares with voting shares of such holding company.

“Authorized Shareholders” – any of (a) the undersigned Moshe Gubin and Michael Blisko or any of their estates, spouses, and/or descendants; (b) any trust in favor of any of the individuals listed in section (a) above only.

“Subsidiary Corporation” – In connection with any individual, any corporation, general or limited partnership or other business entity which: (a) on the effective date more than 50% of the voting rights of shares with voting rights or other rights (including partnership rights) is entitled (unconnected to the occurrence of any incident) to vote in the appointment of directors, managers, or trustees of whom it is owned or controlled, directly or indirectly, by (1) such individual, (2) such individual and one or more subsidiaries of such individual or (b) on the effective date holds control, whether directly or indirectly, including joint control.

Execution of a distribution contrary to commitments	See section 8.1.14 of the Deed of Trust.	If the Company made a distribution contrary to the provisions of the distribution limit, as specified in section 6.6 of the Deed of Trust.
Breach of undertaking in connection with non-transfer of surplus from the project	N/A	-
Breach of business scope limitation	See section 8.1.31 of the Deed of Trust	If the Company’s primary activity is not real estate activity in the United States in medical institutions.

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C. Requirements of compliance with financial covenants

The covenant	Exists (section in the deed) /does not exist	Details of covenant
Equity	See section 6.5 of the Deed of Trust

On the last day of each calendar quarter the Company’s consolidated equity (including minority rights) as shown in the Company’s consolidated financial statements, shall not be less than USD 22 million (this amount shall not be linked to any linkage basis).

In accordance with the consolidated financial statements of the Company as of March 31, 2026, the equity as stated stands at USD $50.6 million.

Financial Debt to EBITDA Ratio	See section 6.5 of the Deed of Trust

On the last day of each calendar quarter, the ratio of financial debt to EBITDA (as defined in Section 5.4 of the Deed of Trust), shall not exceed 10.

In accordance with the consolidated financial statements of the Company as of March 31, 2026, the ratio as aforesaid stands at 5.97.

DSCR Ratio	See section 6.5 of the Deed of Trust	The DSCR ratio (as defined in section 5.3 of the Deed of Trust) shall not be less than 1.25. In accordance with the consolidated financial statements of the Company as of March 31, 2026, the ratio as aforesaid stands at 2.58.

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14.	Consent to inclusion

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Shelf Offering Report of Strawberry Fields REIT, Inc. (the “Company”), to be filed with the Israel Securities Authority and/or the Tel Aviv Stock Exchange Ltd. on or about the date hereof (the “Shelf Offering Report”), of our report dated March 19, 2026, relating to the consolidated financial statements of the Company as of December 31, 2025 and 2024, and for each of the years in the period ended December 31, 2025, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

We also consent to the incorporation by reference in the Shelf Offering Report of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, including the condensed consolidated financial statements of the Company as of March 31, 2026 and December 31, 2025, and for the three-month periods ended March 31, 2026 and 2025.

We further consent to the reference to our firm under the heading “Experts” in the Shelf Offering Report..

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA,

Fort Lauderdale, Florida

May 17, 2026

Attorney’s opinion

The Company received the following legal opinion:

The following is a legal opinion given to the company by FBC & Co., who serve as attorneys for this issuance.

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Date: May 17, 2026

To

Strawberry Fields. REIT, Inc.

Dear Sirs/Madams,

Re: Shelf Offering Report for Strawberry Fields REIT, Inc. (the “Company”), dated May 17, 2026 (“Shelf Offering Report”)

With regard to the Prospectus of the Company dated August 5, 2024 (the “Prospectus”) and the Shelf Offering Report, and based on the opinion of legal counsel to the Company that was incorporated in Maryland, USA, we hereby provide our opinion as follows:

1.	The rights that go with the securities offered according to the Shelf Offering Report were accurately described in the Prospectus and the Shelf Offering Report.

2.	The Company has the authority to issue the offered securities according to the Shelf Offering Report in the way described in the Prospectus and the Shelf Offering Report.

3.	The directors of the Company were lawfully appointed and their names appear in the Shelf Offering Report.

We agree that this opinion will be included in the Shelf Offering Report.

Sincerely,

Adv. Boaz Noiman, Adv. Guy Masas

(FBC & Co.)

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Appendix A – Deed of Trust

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Appendix B – Letter of consent from the rating company

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Appendix C - Taxation and Discount Rate

The following description is general only and is not to be construed as tax and/or legal advice. The description does not constitute a substitute for individual advice by experts, taking into account the special circumstances for each investor. Potential investors should consult with their tax advisors to clarify the particular income or other tax implications to such investors, taking into account the unique circumstances of the investor and of the proposed security.

1.	In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved.Taxation according to the laws of the United States

1.1	Taxation under US federal law

This section summarizes material tax implications relating to federal income tax and federal estate tax in the United States in relation to the purchase, possession, sale or any other disposition of the bonds (Series C) (in this Section: the “Bonds”).

Unless otherwise specified, this section is relevant only to the “Israeli holder” (as defined below) who holds the bonds as a capital asset for US tax purposes (in general, an asset held for investment purposes).

This description is based on the provisions of the U.S. Internal Revenue Code of 1986 as amended (the “Code”), the legislative history of the Code, existing regulations and proposed regulations published by the U.S. Treasury Department (collectively: “Treasury Provisions”), legal interpretations and administrative guidelines published by the U.S. Internal Revenue Service (“IRS”), which may apply retroactively, and which are subject to various interpretations. This description does not address all aspects of U.S. federal income tax which may apply to investors in light of their special circumstances or to investors who are subject to special treatment under U.S. federal income tax laws, nor does it address aspects of non-U.S. federal income tax such as gift tax as well as state or local tax. In addition, this description is based on the provisions of the Convention between the United States and the Government of Israel with respect to income taxation signed on November 20, 1975, and amended using protocols signed on May 30, 1980 and January 26, 1993, and entered into force on January 1, 1995 (the “Convention”).

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For purposes of this description, an “Israeli holder” is any holder and owner of bonds (including an Israeli corporation and an individual residing in Israel for tax purposes in Israel) who is a resident of Israel for the purposes of the Convention, and is entitled to benefits by virtue of the Convention, and is the beneficial owner of the bonds, provided that such holder is not: (a) a citizen or resident of the United States; (b) a citizen or former resident of the United States who is subject to the special rules under sections 877 or 877A of the Code; (c) a corporation, partnership or other entity created or incorporated under the laws of the United States or one of the states within the United States; (d) a trust if (1) a U.S. court has the power to exercise primary supervision over its management and one or more U.S. persons are authorized to control all significant decisions of the trust, or (2) the trust existed on August 20, 1996, in accordance with the relevant treasury regulations, it has in effect a valid choice to be considered a domestic trust, or - (e) an estate, whose income is subject to income tax in the US, regardless of its source .

This summary is general in nature and does not discuss any U.S. tax implications that may be relevant to Israeli holders in light of their special circumstances or to certain types of investors who are subject to special tax treatment under US federal income tax laws, including (but not limited to) government institutions, banks or financial institutions, insurance companies, non-US entities that can and will be classified as partnerships or trusts for US federal income tax purposes, foreign controlled corporations, passive foreign investment companies, securities or currency traders, tax-exempt investors, employees who receive the securities as part of their salary or during their employment, and Israeli holders who hold (directly or indirectly) at least 10% of the voting power in the payer. In addition, this summary does not address the U.S. tax implications of the beneficial owners of the bonds, except for the original purchasers of the bonds who purchased the bonds in this offer under this Shelf Offering Report.

It is recommended that Israeli holders consult with their tax advisors regarding the implications of Israeli income tax law and taxes in respect of property, franchise, local, state and federal in the United States and other tax implications, including the applicability of the provisions of the Convention, relating to the purchase, ownership and sale of the bonds.

1.a.1.1	Taxation of Israeli Holders

Federal income tax laws that apply to non-U.S. holders of bonds are complex, and this Shelf Offering Report will attempt to provide only a concise summary of these laws. Future investors are advised to consult with their tax advisors to determine the impact of U.S. and non-U.S. federal tax laws (including Israel), as well as any applicable income tax treaties, regarding investment in the bonds, and related reporting requirements to the extent they exist.

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1.a.1.2	Interest income

In general, the payer of interest income (including an original issuance discount (“OID”) attributable to bonds under the relevant provisions of the Code( obtained by an Israeli holder in relation to the bonds, and which is not considered “effectively connected” to the trade or business in the United States of the Israeli holder, must deduct tax at source in the United States of a non-resident at a rate of 30% according to the internal law, or, as applicable, at a rate of 17.5% according to the Convention which is collected by the company, the relevant tax withholding agent or their representatives if the Israeli holder is considered a resident of Israel under the Convention, as well as other relevant requirements for receiving the Treaty benefits are met. However, with the exception of section 1.1.5 and section 1.1.7 below, income from interest payments received or paid by an Israeli holder in connection with the bonds, may comply with the “Portfolio Interest Exemption” stipulated in sections 871(h) and 881(c) of the Code, and, accordingly, may be exempt from tax at source or US federal income tax of a non-resident – if such interest is not “effectively connected” to the conduct of a trade or business in the United States by the Israeli holder, provided that among other conditions: (1) the interest is paid on an obligation that satisfies the criteria of registered form, as such term is defined in the Code and the Regulations; (2) the interest is not characterized under the Code as contingent interest; (3) the Israeli holder does not directly or constructively hold 10% or more of the total voting power, within the meaning of Section 871(h) of the Code, of all types of shares in the company; (4) the Israeli holder is not a “controlled foreign corporation “ (as defined for US federal income tax purposes) related to the company through the ownership of shares; (5) the Israeli holder is not a bank which is considered to be the recipient of interest on the extension of credit made in accordance with a loan agreement signed during the ordinary course of his business, as described in Section 881(c) (3) (A) of the Code; (6) the interest on the bonds is not considered to be “effectively connected” to the trade or business of the Israeli holder within the United States; and (7) (a) the Israeli holder authorizes the company, the relevant tax withholding agent or their representatives , subject to the penalties provided by law for perjury, that the Israeli holder is not a U.S. citizen or resident and gives the name of such holder, his address and other information as may be required, on a Form W-8BEN (in the case of an individual), Form W-8BEN-E (in the case of an entity), or other relevant US withholding tax forms to someone who is not a resident, duly prepared, or an acceptable alternative form duly prepared and signed; or (b) in some cases, securities clearing house , a bank or other financial institution that holds securities (including the bonds) on behalf of its clients (including the Israeli holder) in the course of its ordinary business, confirms to the company, the relevant tax withholding agent or their representatives, subject to the penalties provided by law for perjury, that he received a Form W-8BEN or Form W-8BEN-E form, or other relevant forms confirming withholding at source in the US for a non-resident, signed under penalty for perjury (as described above) from the beneficial owner (or that he received from another financial institution a similar certificate, according to which he or another financial institution acting on behalf of the owner, has received such form from the beneficial owner) as well as additional requirements regarding bonds and interest, all in accordance with the provisions of the Code and the Regulations. The relevant non-resident US tax withholding form may need to be updated from time to time.

Except where otherwise provided by the Convention, an Israeli holder may be liable for federal income tax in the United States (as a rule on the basis of net income) with respect to interest received on bonds, if such interest is effectively related to the trade or business of the Israeli holder in the United States. In such a case, the Israeli holder classified as a US federal tax corporation may also be subject to a US “branch profits” tax (which is generally imposed on a non-U.S. corporation with respect to a dividend equivalent from the United States, in practice or considered, of income or profits attributable to trade or business in the United States) at a rate of 30% (or, if certain requirements are met, a reduced rate of 12.5% under the Convention). In order to claim any benefits under the Convention or to claim an exemption from withholding of tax at source in the United States of a non-resident, since the income generated by the Israeli holder is effectively related to trade or business in the United States, the Israeli holder must timely provide the appropriate form for deduction at source in the United States of a non-resident, which is properly filled out and signed under penalty of perjury, to the Company, the relevant tax withholding agent or their representatives.

It is anticipated that the bonds will be issued with no more than a de minimis amount (as set forth in the applicable Treasury Provisions) of OID. If, however, a bond is issued for an amount less than the principal amount and the difference is more than a de minimis amount, an Israeli holder will be required to include the difference in income as OID as it accrues in accordance with a constant-yield method, based on compounding of interest before the receipt of cash attributable to this income. Such income would be subject to the same withholding rules as interest income.

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According to the applicable Treasury regulations, the possibility of premium on the notes will not affect the amount or timing of interest income recognized by the holder of the note, if the likelihood of the additional payment, as of the date of issue of the notes, is remote.

1.a.1.3	Sale, exchange, repurchase, redemption, repayment or other disposition of the bonds

As a rule, an Israeli holder will not be subject to US federal income tax in respect of any profit considered as capital gain for US federal income tax purposes, from sale, exchange, repurchase, redemption, repayment, or other disposition of the bonds, unless: (1) the gain is effectively connected to the trade or business of the Israeli holder in the United States, and if the Convention applies, such profit is attributed to a permanent establishment of the Israeli holder in the United States; or (2) if the Israeli holder is an individual, such Israeli holder who has been present in the United States for a total of 183 days or more in the tax year, in which the disposition was made and certain additional conditions have been met, in such case, except as otherwise provided in the applicable tax convention, the profit, which may be offset by certain capital losses from a U.S. source, will be subject to a fixed tax of 30%, even though the holder is not a resident of the United States.

Capital Gains

Gain realized by Israeli Holders from the sale of options or shares issuable upon exercise of options generally will not be subject to U.S. federal income tax unless one of the following conditions applies:

The gain is effectively connected with the Israeli Holder’s conduct of a trade or business in the United States and, if an applicable treaty applies, such gain is attributable to a permanent establishment of the Israeli Holder in the United States;

The Israeli Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and whose tax home is in the United States. In such case, the individual will be subject to a 30% tax on his or her capital gains for such taxable year; or

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Our shares and/or options to acquire our shares constitute a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), as described below:

Our shares and/or options with respect to our shares will not constitute a “United States real property interest” if we qualify as a domestically controlled real estate investment trust. We will be treated as a domestically controlled real estate investment trust if, at all times during a specified testing period, less than 50% of the value of our shares is held, directly or indirectly, by non-U.S. shareholders.

We believe that, as of the date hereof, we qualify as a domestically controlled real estate investment trust, and therefore a sale of our shares should not be subject to tax under FIRPTA. However, we cannot assure you that we are, or will continue to be, treated as a domestically controlled real estate investment trust in the future.

Even if we are not treated as a domestically controlled real estate investment trust at the time an Israeli Holder sells options and/or shares issuable upon exercise of options, gain arising from such sale may nevertheless not be subject to tax under FIRPTA if:

The class or series of shares sold is considered regularly traded, within the meaning of the applicable U.S. Treasury Regulations, on an established securities market; and

The Israeli Holder held 10% or less of the value of the class or series of shares sold (of the issued and outstanding shares) throughout the five-year period ending on the date of sale or exchange.

If the gain is subject to tax under FIRPTA, the Israeli Holder will be subject to regular U.S. federal income tax on the entire gain in the same manner as a U.S. resident shareholder subject to tax, including any applicable minimum tax under the Code. In addition, the Israeli Holder may be required to withhold 15% of the amount realized and remit it to the U.S. Internal Revenue Service.

Warrants

As a general matter, holders of warrants will not recognize gain or loss upon the exercise of a warrant.

A holder’s tax basis in a share received upon exercise of a warrant will equal the sum of the holder’s adjusted tax basis in the warrant plus the exercise price paid.

The holder’s holding period for a share received upon exercise of a warrant will not include the period during which the warrant was held by the holder.

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Upon the expiration of a warrant, the holder will recognize a capital loss equal to the holder’s adjusted tax basis in the warrant, subject to the capital loss limitation rules.

A sale of a warrant to a third party generally is a taxable transaction resulting in gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the warrant.

Such gain or loss will be capital gain or capital loss and will be treated as long-term capital gain or loss if the warrant was held for more than one year. Upon a sale of a warrant to us, the U.S. Internal Revenue Service may assert that the holder must recognize ordinary income on the sale. Investors should consult their tax advisors regarding the consequences of selling a warrant to us.

1.a.1.4	Federal estate tax

If the interest on the bonds meets the terms of the Portfolio Interest exemption described above, then the bonds held by a single Israeli holder, who is not a US resident or citizen (as explicitly defined for US federal estate tax purposes), at the time of death will not be included in that individual’s estate for US federal estate tax purposes (it should be noted that there is no signed estate tax treaty between the US government and the State of Israel).

1.a.1.5	Information reporting and backup withholdings

The company or the relevant tax withholding agent are required to report any interest amount paid or earned on the bonds as well as the tax amount, if any, deducted and/or withheld for such amounts paid or earned and, in certain cases of sale or transfer of shares, report the amount of the consideration, on information returns, and copies of such information forms must be provided to any Israeli holder and submitted to the IRS.

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Copies of such information forms may also be made available to the Israeli tax authorities in accordance with the provisions of the Convention or other agreement signed by the United States with the Government of Israel. The company or the relevant tax-withholding agent is required to make a “backup for withholding at source on a gross basis on all interest payments in respect of the bonds if certain requirements are not met. Under the existing law, the rate of withholding at source for non-US persons in receipt of US source interest income is 30%. Withholding tax backup does not apply to payments in respect of the bonds to an Israeli holder if the relevant statements described 1.1.6 below or an applicable Form W-8BEN or W-8BEN-E have been duly provided by the Israeli holder, provided that the company has no actual knowledge or reason to know that the Israeli holder is a US resident. Reporting of information, and, depending on the circumstances, backup of withholding tax, shall apply to any payment of the proceeds from the sale, exchange, repurchase, redemption, repayment or other disposition of the bonds within the United States or made through certain financial intermediaries related to the United States, unless an Israeli holder approves, subject to penalties for perjury provided by law, that the Israeli holder is not a citizen or resident of the United States and provides the name and address of the Israeli holder, as well as additional information as to the extent necessary, in the Form W-8BEN (in the case of an individual) or Form W-8BEN-E (in the case of an entity), or other relevant withholding tax forms to a non-resident, which have been prepared in accordance with applicable law or an acceptable alternative form, and the relevant withholding agent has no actual knowledge or reason to know that the Israeli holder is not a U.S. citizen or resident.

1.a.1.6	Completion of IRS Form W-8BEN or IRS Form W-8BEN-E by bondholders

As stated, 1.1.2 above, persons purchasing the bonds in this issuance under this Shelf Offering Report will require, as a condition of purchase, to fill in the form W-8BEN (in case of an individual) or W-8BEN-E (in case of an entity) at the member of the stock exchange, through which they purchase the bonds.

For the avoidance of doubt, it should be noted that any holder of the bonds who does not provide a Form W-8BEN or W-8BEN-E, filled in as required, will be subject to a US withholding tax of a non-resident imposed by the company, the relevant tax withholding agent or their representatives on all interest payments at the rate of 30% as described above.

1.a.1.7 Foreign Account Tax Compliance Act

The Code’s Foreign Account Tax Compliance Act (“FATCA”) provisions generally impose a 30% gross withholding tax obligation on interest from a U.S. source (including interest on bonds), paid to certain foreign entities, whether as beneficial owners or Intermediaries, to the extent that the authorization, identification, withholding or other reporting requirements imposed by FATCA are not met.

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In the event that withholding tax payments made to a “Foreign Financial Institution”, as the term is defined in the FATCA, subject to a number of exceptions, withholding tax will be imposed under the FATCA, unless such Institution (i) collects and remits to the IRS or other relevant tax authorities, certain information about such Institution’s “United States account holders” (as specifically defined by the Code) by virtue of an agreement with the IRS or relevant foreign law enacted in connection with an intergovernmental agreement; and (ii) establishes withholding obligations with respect to certain payments to its specific account holders and to certain other persons. In the case of payments made to a foreign entity which is a non-financial foreign entity (as specifically defined by the Code), subject to a number of exceptions, the withholding tax under the FATCA will generally be levied on payments from which the source can be withheld unless such foreign entity has provided the withholding agent the following: (1) confirmation that it does not have substantial US owners; or (2) certain information regarding its substantial US owners.

An Israeli holder, or any non-U.S. intermediary in the chain of ownership, who has not complied with the requirements for certificates or other requirements imposed under the FATCA or under an applicable intergovernmental agreement, will generally be subject to withholding tax at the rate of 30% under the FATCA imposed by the Company, the applicable tax withholding agent or their representatives for withholding tax payments. If withholding taxes are imposed under the FATCA in relation to interest payments made under the bonds, holders who may be entitled to an exemption or reduction of federal withholding tax in the United States for such interest or consideration will be required to apply for an IRS credit or reimbursement in order to receive the exemption or reduction benefit, if any. No additional amounts shall be required on account of the withholding tax obligation imposed on payments in respect of the bonds as a result of the failure of an Israeli holder to comply with the bonds, or any non-U.S. intermediary through which such holder is the owner, directly or indirectly, of the bonds, of the requirements under the FATCA. Holders or Future holders of the bonds may be required to provide additional information in order to allow the relevant tax withholding agent to determine whether a tax withholding is required.

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THE TAX AND OTHER MATTERS DESCRIBED IN THIS SUPPLEMENT DO NOT CONSTITUTE, AND SHOULD NOT BE CONSIDERED AS, LEGAL OR TAX ADVICE TO PROSPECTIVE INVESTORS. PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISERS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE, AND DOMICILE TO DETERMINE THE POSSIBLE TAX OR OTHER CONSEQUENCES OF PURCHASING, HOLDING, AND WITHDRAWING INTERESTS UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTIONS.

2.	Taxation of income according to the laws of the State of israel

As is customary in investment decisions, the investor must consider the tax implications associated with investing in securities that are included in the Shelf Offering Report. The stated in the Shelf Offering Report does not purport to constitute an agreed and/or complete interpretation of the provisions of the law or an exhaustive description of the tax provisions relating to the securities included in it, and does not replace legal and professional advice in the matter, which should be obtained in accordance with the special data of each investor.

The provisions contained in the Shelf Offering Report in relation to the taxation of securities do not purport to be a competent interpretation of the provisions of the law and they do not replace professional advice, which examines the special circumstances of each investor.

Investors seeking to purchase securities or bonds (Series C) in accordance with this Shelf Offering Report should consult with their tax advisors regarding the implementation of Israeli income tax laws for their respective cases, as well as any tax implications arising from any non-Israeli jurisdiction or under a relevant tax treaty.

It should be clarified that the description below relates to the manner of taxation of Israeli resident investors. Therefore, it is proposed to a foreign resident who wishes to purchase the securities offered to seek professional advice before making the purchase. Various provisions and tax implications that are proposed to be examined separately may apply.

Tax aspects applicable to securities holders issued under this Shelf Offering Report

It should be clarified that the following relates to the manner of taxation of Israeli investors only. Therefore, it is proposed to a foreign resident who wishes to purchase the offered securities to seek professional advice before making the purchase.

According to current law, the main tax arrangements in Israel that apply to the securities offered under this Shelf Offering Report are described hereunder in summary:

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In recent years, a number of amendments have been enacted that materially amend the Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”), relating to the taxation of securities traded on the Stock Exchange.

In addition, from the date of this Shelf Offering Report, further legislative changes may be made to the Company’s tax regime, the securities and the investors in such securities, beyond the changes made to date in the provisions. Naturally, it is not possible to predict the content and effect of such changes.

On July 25, 2005, the Knesset approved the amendment to the Income Tax Ordinance (Amendment No. 147), 5765-2005 (the “Amendment”). The Amendment materially changed the provisions of the Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”), relating to the taxation of securities traded on the Stock Exchange.

In addition, on December 29, 2008, the Knesset approved Amendment 169 to the Ordinance, which was published in the Official Gazette on December 31, 2008 (and came into effect on January 1, 2009), and brought about additional changes with respect to the taxation of securities.

As of the date of publication of this Shelf Offering Report, not all of the new regulations expected to be published following the above amendments have yet been published. In addition, as of the date of publication of this prospectus, there is no established practice regarding some of the provisions of the said amendment and there is no case law interpreting some of the tax provisions in this amendment.

On December 6, 2011, the Law for Changing the Tax Burden (Legislative Amendments), 5772-2011, was published in the Official Gazette, adopting most of the tax recommendations of the committee for social-economic change headed by Professor Trajtenberg (the “Law for Changing the Tax Burden”). Most of the changes in the law came into effect as of January 1, 2012.

Among other things, the amendment increased the tax rates on income received by individuals from capital gains, interest and dividends, from 20% to 25%, and, with respect to a substantial shareholder8, on capital gains and dividends from 25% to 30%.

8 An individual holding, directly or indirectly, alone or together with another (as such term is defined in section 88 of the Ordinance), 10% or more of one or more of any of the means of control (as such term is defined in section 88 of the Ordinance) in the company, at the time of the sale of the security or at any time during the 12 months preceding such sale (the “Substantial Shareholder”).

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On August 13, 2012, the Law for Reducing the Deficit and Changing the Tax Burden (Legislative Amendments), 5772-2012, was published in the Official Gazette, which included Amendment No. 195 to the Ordinance (hereinafter: “Amendment 195”). Pursuant to Amendment 195, section 121B was added to the Ordinance, which provides that an individual shall be liable, as of January 1, 2013, to an additional tax on the portion of his taxable income exceeding the amount referred to in the section (the “Surtax”), which is updated annually in accordance with the rate of increase in the consumer price index (the “Threshold”).

This section was updated on December 29, 2016 when the Economic Efficiency Law (Legislative Amendments for Achieving Budget Goals for Fiscal Years 2017 and 2018), 5777-2016, was published in the Official Gazette (the “Economic Efficiency Law”). The updated section 121B provides that an individual whose taxable income in tax year 2025 exceeded NIS 721,560 shall be liable to additional tax on the portion of his taxable income exceeding such amount at an additional rate of 3% above the foregoing. Taxable income includes all types of income, including capital gains and real estate appreciation gains (a sale of rights in real estate in a residential apartment will be included only if the sale value exceeds NIS 5,385,285 (for 2026) and the sale is not exempt from tax under any law), excluding an inflationary amount as defined in section 88 of the Ordinance and an inflationary amount as defined in section 47 of the Real Estate Taxation Law.

In addition, under the Economic Efficiency Law, the corporate tax rate set forth in section 126(a) of the Ordinance was reduced, so that as of January 1, 2018 it is 23%. In addition, under that law, the tax brackets for individuals were changed and the highest marginal tax rate was reduced to 47% as of 2017 and thereafter.

As part of the government’s measures to make adjustments in order to meet the fiscal frameworks for 2025 through 2027, on December 26, and in Amendment 276 to the Ordinance, the Economic Efficiency Law (Legislative Amendments for Achieving Budget Goals for 2025) (Taxation of Undistributed Profits), 5784-2024, was published (the “Economic Efficiency Law” and also “Amendment 276 to the Ordinance”). The amendment provides that an additional surtax will be imposed on the portion of taxable income from capital sources (the “Additional Surtax on Income from Capital Sources”) at a rate of 2% on capital income, excluding income from personal exertion as stated in sections 2(1) and 2(2) of the Ordinance, on amounts exceeding NIS 721,560 (for 2025-2027, such amount will be adjusted from 2028 in accordance with the increase in the consumer price index at the end of 2027). It was also provided under the Economic Efficiency Law that as of 2025, the tax rate applicable to passive income will increase. As a general rule, the above amounts are correct for tax year 2025 and are adjusted annually according to the rate of increase in the consumer price index, except for the years 2025 through 2027 as stated in Amendment 276 (the “Additional Surtax”, or “Additional Surtax on Capital Sources”, as applicable).

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On August 5, 2013, the Law for Changing National Priorities (Legislative Amendments for Achieving Budget Goals for 2013 and 2014), 5773-2013, was published, which included amendments in many and varied areas of taxation, and pursuant to which, among other things, the tax exemption provisions for foreign residents on capital gains from the sale of shares of an Israeli resident company were narrowed, such that the exemption will not apply to the sale of a bond of an Israeli resident company where, on the date of acquisition and in the two years preceding the sale, the principal value of the assets, directly or indirectly, derived from rights in real estate or rights in a real estate association, including any other right in real estate, right to exploit natural resources in Israel, right to use real estate or any asset attached to real estate in Israel and/or right to enjoy the fruits of real estate in Israel, all in accordance with section 97 of the Ordinance.

It is clarified that the following refers to the manner of taxation of Israeli resident investors. It should be noted that with respect to an “individual who became an Israeli resident for the first time”, “returning resident” and “veteran returning resident”, as defined in section 14 of the Ordinance, different tax implications may apply from those described below, and such residents are advised to seek specific advice in order to examine their eligibility for tax benefits in Israel. It should also be noted that with respect to investors who will be deemed “controlling shareholders” or “substantial shareholders”, as defined in the Ordinance, additional tax consequences may apply beyond those described below.

In addition, the discussion below regarding the taxation of a foreign resident company is subject to the case where Israeli residents are controlling shareholders therein, if the beneficiaries or those entitled to 25% or more of the income or profits of the foreign resident, directly or indirectly, pursuant to the provisions of section 68A of the Ordinance.

As is customary when making decisions on financial investments, the tax implications related to investing in the offered bonds should be considered.

The provisions included in the offering report regarding the taxation of bonds are not intended to constitute an authoritative interpretation of the cited legal provisions in the offering report, and do not replace professional advice, in light of the specific data and unique circumstances of each investor.

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Under the law currently in effect, the tax arrangements described in summary below apply to the bonds offered pursuant to this offering report:

Capital gain from the sale of securities

Pursuant to section 91(b)(1) of the Ordinance, real capital gain9 from the sale of the redemption of bonds by an individual resident of Israel, where the income from the sale of the bonds does not constitute income from a “business” or an “occupation” and where no financing expenses were claimed as a deduction, shall be taxable at the individual’s marginal tax rate pursuant to section 121 of the Ordinance, but at a rate not exceeding twenty-five percent (25%), and the capital gain shall be deemed to be the highest level in the taxable income ladder.

Notwithstanding the provisions of section 91(b)(1) with respect to the sale of securities by an individual who is a “substantial shareholder” in a company - that is, a person who holds, directly or indirectly, alone or together with another10, at least 10% of one or more of any type of means of control11 in the company (as defined in section 88 of the Ordinance) (a “Substantial Shareholder”) - at the time of the sale of the securities or at any time during the 12 months preceding such sale, the tax rate applicable to real capital gain in his hands shall not exceed thirty percent (30%).

The tax rates described above apply to the real capital gain, from which the indexation component embedded in the gain is excluded. For this purpose, it should be noted that, in accordance with the provisions of section 88 of the Ordinance, the index on the basis of which the indexation component is calculated is the consumer price index, as defined in that section; however, a person who, as a foreign resident, lawfully purchased the bond in foreign currency may request that the foreign currency exchange rate be treated as the index for this purpose.

Notwithstanding the foregoing, pursuant to section 91(b)(3) of the Ordinance, capital gain from the sale of the offered bonds that are not linked to the index12 (or that are not denominated in foreign currency or whose value is not linked to foreign currency), by an individual resident of Israel, where the income from the sale of the bonds does not constitute income from a “business” or an “occupation” and where no financing expenses were claimed as a deduction, shall be taxed at a rate not exceeding 15%, or 20% in the case of a “substantial shareholder” in a company - that is, a person who holds, directly or indirectly, alone or together with another13, at least 10% of one or more of any type of means of control14 in the company, at the time of the sale of the securities or at any time during the 12 months preceding such sale (hereinafter: a “Substantial Shareholder”) - and the entire capital gain shall be deemed real capital gain.

9 As defined in section 88 of the Ordinance.

10 As defined in section 88 of the Ordinance.

11 As defined in section 88 of the Ordinance.

12 As defined in section 91 of the Ordinance.

13 As defined in section 88 of the Ordinance.

14 As defined in section 88 of the Ordinance.

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In addition, with respect to an individual who claimed real interest expenses and indexation differentials in respect of the bonds, the capital gain from the sale of the bonds shall be taxed at a rate of 30%, until the issuance of provisions and conditions for the deduction of real interest expenses pursuant to sections 101A(a)(9) and 101A(b) of the Ordinance. The reduced tax rate described above shall not apply to an individual whose income from the sale of the bonds constitutes income from a “business” or an “occupation” in accordance with section 2(1) of the Ordinance. In such case, the individual shall be taxed at the marginal tax rate pursuant to section 121 of the Ordinance (and up to 47% in 2025). In addition, an individual shall be subject to surtax at a rate of 3% and an additional surtax at a rate of 2% in respect of income from capital sources, as defined above, on the amount of taxable income for 2025 exceeding NIS 721,560.

A body of persons shall be liable for tax on real capital gain from the sale of bonds at the corporate tax rate set forth in section 126(a) of the Ordinance (23% in 2025 and thereafter).

An exempt mutual fund shall be exempt from tax on capital gain from the sale of such securities, and provident funds and entities exempt from tax under section 9(2) of the Ordinance shall also be exempt from tax on capital gains from the sale of such securities, provided the conditions set forth in that section are met. The income of a taxable mutual fund from the sale of securities shall be subject to the tax rate applicable to the income of an individual whose income does not constitute income from a “business” or an “occupation”, unless expressly otherwise provided by law. If no special tax rate is prescribed for the income, the income shall be taxed at the maximum rate set forth in section 121 of the Ordinance, as well as surtax and additional surtax on income from capital sources, if applicable.

Pursuant to Regulations 2(a) and 3(d) of the Income Tax Regulations (Calculation of Capital Gain on the Sale of a Security Traded on a Stock Exchange, Government Loan, State Security or Unit in a Mutual Fund), 2002 (the “Capital Gain Calculation Regulations”), upon the sale of the Company’s shares originating from options that were converted into shares as aforesaid, the original price of the option shall be deemed the original price of the shares (for purposes of calculating the capital gain on their sale), and the payment made (if any) in consideration for their conversion into shares shall be deemed improvement expenses. In addition, the acquisition date of such shares shall be deemed to be the acquisition date of the options.

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Pursuant to the provisions of Section 94B of the Ordinance, upon the sale of a share traded on a stock exchange by a seller who is a substantial shareholder in the company at the time of sale or at any time during the 12 months preceding the sale, the amount of the real capital gain arising from the sale shall be reduced by an amount equal to the seller’s proportionate share of the distributable profits in the company whose shares are being sold, accumulated from January 1, 2006 or from the end of the tax year preceding the year of acquisition of the share, whichever is later, through the end of the tax year preceding the year of sale, in accordance with the seller’s share in the rights to profits of the company. That portion of the distributable profits, in accordance with the seller’s relative share in the profits, shall be subject to the dividend tax rate under Section 125B or 126(b), as applicable.

Pursuant to the provisions of Section 94C of the Ordinance, upon the sale of a share by a body of persons, the amount of capital loss arising from the sale of the share shall be reduced by the amount of any dividend received in respect of the share during the 24 months preceding the sale, but not in excess of the amount of the loss, excluding a dividend on which tax was paid (other than tax paid outside Israel) at a rate of 15% or more (but not in excess of the amount of the loss).

With respect to withholding tax at source from the real capital gain upon the sale of the offered securities, pursuant to the Income Tax Regulations (Withholding from Proceeds, Payment or Capital Gain upon the Sale of a Security, upon the Sale of a Unit in a Mutual Fund or in a Futures Transaction), 2002 (the “Capital Gain Withholding Regulations”), an obligor (as such term is defined in the Capital Gain Withholding Regulations) paying consideration to a seller who is an individual upon the sale/redemption of the securities shall withhold, through a stock exchange member, tax at the rate of 25% of the real capital gain, and in the case of a security not linked to the index15, at the rate of 15% of the capital gain, where the seller is an individual. An obligor paying consideration to a seller that is a body of persons upon the sale of securities shall withhold tax at the corporate tax rate prescribed in Section 126(a) of the Ordinance (23% in 2025) from the real capital gain or from the payment, as applicable. The foregoing is subject to valid exemption certificates (or certificates for a reduced withholding rate) from withholding tax at source issued by the Israel Tax Authority, and subject to the offsetting of losses that the withholding agent is entitled to perform

Pursuant to section 89(b)(2) of the Ordinance, a foreign resident (individual or body of persons) is liable for tax on capital gain that has accrued or arisen in Israel. Accordingly, a foreign resident (individual or body of persons), as such term is defined in the Ordinance, shall not be liable for tax in Israel upon the sale of bonds of a foreign-resident company that is neither controlled nor managed from Israel, and that does not hold assets in Israel (directly or indirectly), provided that the capital gain is not attributable to a permanent establishment of the foreign resident in Israel, since such sale will not generate capital gain that has arisen or accrued in Israel. In addition, as a general rule, a foreign resident (individual or company), as such term is defined in the Ordinance, is exempt from tax on capital gains from the sale of bonds traded on the stock exchange in Israel, provided that the capital gain is not attributable to its permanent establishment in Israel (except for the sale of a share in a real estate investment trust, and under Amendment 186 to the Ordinance, also short-term government securities and short-term bonds), and subject to the conditions and limitations of section 97(b2) of the Ordinance. If the date of acquisition of the security was before the date of its registration for trading on the stock exchange and if it had been sold before such registration, the foreign resident would not have been entitled to the exemption upon sale as detailed in section 97(b3) of the Ordinance, and the portion of the capital gain that would have accrued had the security been sold before the date of its registration for trading on the stock exchange shall be subject to tax (but not more than the capital gain realized at the time of sale, in accordance with the conditions set forth in section 97(b2) of the Ordinance). The foregoing, for purposes of the exemption under section 97(b2) of the Ordinance, shall not apply to a foreign-resident company if Israeli residents are controlling shareholders16 in it, or if the beneficiaries or those entitled to 25% or more of the income or profits of the foreign-resident body of persons, directly or indirectly, pursuant to section 68A of the Ordinance. If such exemption does not apply, the exemption provisions of a tax treaty (if any) between Israel and the country of residence of the foreign resident may apply, subject to prior presentation of an appropriate certificate from the Tax Authority.

15 As such term is defined in Section 91 of the Ordinance.

16 “Controlling shareholders” means shareholders holding, directly or indirectly, alone, together with another, or together with another Israeli resident, more than 25% of one or more means of control.

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For the purposes of withholding tax on real capital gain from the sale of the offered bonds, in accordance with sections 164-170 of the Ordinance and the Income Tax Regulations (Withholding from Consideration, Payment or Capital Gain on the Sale of a Security, Sale of a Unit in a Mutual Fund or Futures Transaction), 5763-2002 (the “Capital Gain Withholding Regulations”), the obligor (as defined in those regulations) paying consideration to an individual seller upon the sale of bonds that are not linked to the index shall withhold tax at a rate of 15% from the capital gain, and at the corporate tax rate set forth in section 126(a) of the Ordinance from the real capital gain where the seller is a body of persons. It should be noted that in the sale of an indexed security, tax shall be withheld at a rate of twenty-five percent (25%) from the real capital gain where the seller is an individual, and at the corporate tax rate where the seller is a body of persons, from the real capital gain. This is subject to the prior presentation of exemption certificates (or a reduced withholding rate certificate) and subject to the offsetting of losses that the withholding agent is permitted to make. It should be noted that if the full withholding tax is not withheld from the real capital gain at the time of sale, the provisions of section 91(d) of the Ordinance and the regulations thereunder regarding reporting and payment of an advance by the seller in respect of such sale shall apply, on July 31 and January 31 of each tax year, in respect of sales of bonds that occurred in the six months preceding the month in which the reporting date falls.

The provisions of the consideration withholding regulations shall not apply to an obligor that is a financial institution paying a foreign-resident seller consideration or other payment in respect of an exempt capital gain, if the foreign-resident seller submitted to the financial institution, within 14 days of opening the account and once every three years, if present in Israel, either personally or through his representative, a declaration on Form 2402 as to his foreign-resident status and entitlement to the exemption.

In addition, no withholding tax shall be deducted from provident funds, mutual funds and other entities exempt from withholding tax under the law, as listed in the appendix to the Income Tax Regulations (Withholding from Interest, Dividends and Certain Profits), 5766-2005 (the “Interest and Dividend Withholding Regulations”), following the presentation by them of the appropriate certificates evidencing exemption from withholding tax issued by the Tax Authority. In addition, no withholding tax shall be deducted by a banking corporation or stock exchange member from a foreign resident upon the fulfillment of certain conditions.

As a general rule, if the offered securities are delisted from trading on the stock exchange, the withholding rate that will be deducted upon their sale (after delisting) shall be 30% of the consideration, unless an approval from the assessing officer is presented directing a different withholding rate (including an exemption from withholding tax).

Pursuant to section 92 of the Ordinance, losses in the tax year originating from the sale of the offered bonds in that tax year and which, had they been capital gains, would have been taxable in the hands of the recipient, shall be offset against real capital gains and real estate appreciation gains arising from the sale of any asset whatsoever (as defined in section 88 of the Ordinance) in Israel or outside it (except for the taxable inflationary amount, which shall be offset at a ratio of 1 to 3.5). Such capital loss may also be offset in the tax year in which it arose against interest and dividend income paid in respect of the same security or in respect of other securities in that same tax year, provided that the tax rate applicable to interest or dividend from such other security does not exceed the corporate tax rate under section 126(a) of the Ordinance in the case of a company and does not exceed the tax rate set forth in sections 125B(1) and 125C(b) of the Ordinance in the case of an individual. Loss offsetting shall be carried out by offsetting the capital loss against capital gains or against income from interest or dividends, as aforesaid. Pursuant to section 92(a)(3) of the Ordinance, such capital loss originating from the sale of an asset outside Israel shall first be offset against capital gains outside Israel. Investors whose income from the sale of securities constitutes business income shall be subject to other offset rules.

It should be noted that, following the Law for Changing the Tax Burden, the tax applicable to a dividend received by an individual who is a substantial shareholder is 30%. Accordingly, the capital loss arising in the tax year from the sale of securities will not be deductible against dividend or interest income from other securities in the hands of an individual classified as a substantial shareholder.

A loss from the sale of bonds that cannot be offset, in whole or in part, in the relevant tax year, may be offset against real capital gains and real estate appreciation gains only, as provided in section 92(b) of the Ordinance, in subsequent tax years, one after the other, after the year in which the loss arose, provided that a tax return for the tax year in which the loss arose has been filed with the assessing officer. Such capital loss originating from the sale of an asset outside Israel shall first be offset against capital gains from the sale of an asset outside Israel.

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With respect to losses from traded securities that arose before 2006, there are additional restrictions on the manner of offsetting, as set forth in the transitional provisions of section 92 of the Ordinance prior to Amendment 147. A real loss from securities, as defined in section 6 of the Adjustments Law (as worded before its repeal in Amendment 147), which existed before January 1, 2006 and was not offset before that date and could be carried forward pursuant to the provisions of section 6, may be offset only against gains from the sale of securities traded on the stock exchange. If the seller was a financial institution when the loss arose, the loss shall be treated, for purposes of section 28(b) of the Ordinance, as a carried-forward business loss.

Pursuant to the Capital Gain Withholding Regulations, it has been determined that, for purposes of calculating capital gain for withholding tax on the sale of securities and futures transactions, the obligor (as defined in those regulations) shall offset a capital loss generated from the sale of securities and futures transactions in accordance with section 92 of the Ordinance, provided that all of the following conditions are met: (1) the loss was generated from the sale of securities that were under the control of the obligor; and (2) the gain was generated in the same tax year in which the loss was created, whether before or after the date on which the loss arose.

The tax rate that will apply to interest income from bonds

Pursuant to section 125C(c) of the Ordinance, an individual who is not a substantial shareholder in the paying company shall be subject to tax at a rate of 15% on interest (including partial linkage differentials, as defined in section 3(h6) of the Ordinance) or discount fees, if any, derived from a bond that is not linked to the index, or that is partially linked to the rate of increase in the index, in whole or in part, or that is not linked to the index until maturity.

Pursuant to section 125C(d) of the Ordinance, the reduced tax rate described above shall not apply if, inter alia, one of the following conditions is met: (1) the interest is income from a “business” or an “occupation” under section 2(1) of the Ordinance or is recorded in the individual’s books of account or is required to be so recorded; (2) the individual claimed a deduction for interest expenses and linkage differentials in respect of the bonds on which the interest is paid; (3) the individual is a substantial shareholder, as defined in section 88 of the Ordinance, in the company paying the interest; (4) the individual is an employee of the company paying the interest or provides services to it or sells products to it or has other special relations with the company, unless it is proven to the satisfaction of the assessing officer that the interest rate was determined in good faith and without being affected by such relationship between the individual and the body of persons; (5) the interest was paid from a training fund before the periods specified in section 9(16a) or (16b) have elapsed; (6) any other condition set by the Minister of Finance with the approval of the Knesset Finance Committee is met. In such cases, the individual shall be subject to tax on the interest or discount fees at the marginal tax rate pursuant to section 121 of the Ordinance. In addition, surtax at a rate of 3% shall apply to the portion of the individual’s taxable income exceeding NIS 721,560 (in 2025).

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The tax rate applicable to interest income or discount fees of a body of persons resident in Israel that is not a body of persons to which section 9(2) of the Ordinance applies in determining its income, except with respect to section 3(h) of the Ordinance regarding accrued interest originating from bonds traded on the stock exchange, shall be the corporate tax rate pursuant to section 126(a) of the Ordinance.

An exempt mutual fund shall be exempt from tax on interest received by it, and provident funds and entities exempt from tax under section 9(2) of the Ordinance shall also be exempt from tax on such interest income or discount fees, subject to the conditions and limitations of section 9(2) of the Ordinance and subject to the provisions of section 3(h) of the Ordinance regarding interest or discount fees accrued during the holding period by another holder. The income or gains of a taxable mutual fund from interest or discount fees shall be subject to the tax rate applicable to the income of an individual whose income does not constitute income from a “business” or an “occupation”, unless otherwise expressly provided. If no special tax rate is established for such income, the income shall be subject to tax at the maximum rate set forth in section 121 of the Ordinance.

As a general rule, a foreign resident (individual or body of persons) is liable for tax on interest income or discount fees that accrued or were produced in Israel. A foreign resident shall not be liable for tax in Israel on interest income or discount fees whose source is outside Israel. Interest income or discount fees shall be deemed income whose source is outside Israel when paid by a foreign resident. To the Company’s understanding, the interest income and discount fees shall be deemed income that accrued or was produced outside Israel, in accordance with the provisions of section 4A of the Ordinance. Accordingly, as a general rule, foreign resident investors are not subject to tax in Israel in respect of their interest income or discount fees from the securities issued.

Pursuant to Section 9(15D) of the Ordinance, interest, discount amounts or linkage differentials paid to a foreign resident in respect of a bond traded on a stock exchange in Israel and issued by a body of persons resident in Israel are exempt from tax, provided that such income is not attributable to the foreign resident’s permanent establishment in Israel. The exemption shall not apply in the following cases: (a) the foreign resident is a substantial shareholder in the issuing body of persons; or (b) the foreign resident is a “relative” as defined in paragraph (3) of the definition of “relative” in Section 88 of the Ordinance, of the issuing body of persons; or (c) the foreign resident is an employee of, service provider to, or seller of products to the issuing body of persons, or has a special relationship with it (unless it is proven that the rate of interest or discount was determined in good faith and was not affected by the existence of such special relationship).

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Pursuant to sections 164 and 170 of the Ordinance and the Interest and Dividend Withholding Regulations, the withholding tax rate applicable to Israeli residents on interest (as defined in the Interest and Dividend Withholding Regulations)17 paid on bonds traded on the stock exchange that are not linked to the index, for an individual who is not a substantial shareholder in the company paying the interest, shall be 15%. The withholding tax rate on such interest for an individual who is a substantial shareholder in the company paying the interest, or an individual who works for the company paying the interest or provides services to it or sells products to it (including a foreign resident who does not meet the exemption conditions set forth in section 9(15d) of the Ordinance), shall be in accordance with the maximum marginal tax rate under section 121 of the Ordinance as detailed above. In the case of a body of persons, tax shall be withheld in accordance with the corporate tax rate set forth in section 126(a) of the Ordinance.

Pursuant to section 2(4) of the Ordinance and additional applicable laws, discounting fees in respect of a bond shall be treated as interest subject to tax and withholding at source as aforesaid. The withholding tax in respect of discount fees shall be withheld at the principal repayment dates.

The Interest and Dividend Withholding Regulations do not prescribe withholding tax at source upon payment to a person who is not considered a “recipient”, as defined in the regulations, so that in relation to an entity defined as a “mutual fund”, pursuant to section 88 of the Ordinance, provident funds and other entities listed in the appendix to the Interest and Dividend Withholding Regulations, no withholding tax shall be deducted at source in respect of the payment of interest.

The foregoing is subject to and takes into account exemption certificates (or a reduced withholding rate) and subject to the offsetting of losses that the withholding agent is permitted to make.

17 Interest - interest, non-exempt linkage differentials from tax under any law, including partial linkage differentials, as defined under section 9(13) of the Ordinance, and discount fees.

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It is clarified that, in accordance with the directives of the Tax Authority dated December 27, 2010, as of January 1, 2011, the withholding tax on interest (including discount fees) paid on bonds traded on the stock exchange, and its remittance to the Tax Authority, shall be carried out by stock exchange members and not by the Company. The Company shall transfer to the stock exchange members (through the stock exchange) the gross amount of the interest. The stock exchange members shall withhold tax at source from the interest payments to be paid by the Company to the bondholders in accordance with the Interest and Dividend Withholding Regulations and shall remit it to the Tax Authority. In the event that interest is paid to a substantial shareholder or to an individual working for a body of persons paying the interest or to a person who provides services or sells products to a body of persons paying the interest, the Company shall be responsible for completing the withholding tax on the interest payments up to the maximum tax rate, as prescribed in the Interest and Dividend Withholding Regulations.

Interest income in the hands of an Israeli resident (individual or company), whose source is the offered bonds, may be offset against a current business loss from an Israeli source (which, had it been business income, would have been taxed under the provisions of the Ordinance), subject to the provisions of section 28 of the Ordinance. In addition, subject to the conditions of section 29(2) of the Ordinance, interest income may also be offset against a business loss from a foreign source, which, had it been profit, would have been taxable in Israel, provided that a tax return was filed with the assessing officer for the tax year in which the loss arose, as stated in sections 131 and 132 of the Ordinance.

In addition, subject to the conditions of section 29(1) of the Ordinance, interest income in the hands of an Israeli resident (individual or company) derived from the offered bonds may be offset against a passive loss (current or carried forward) incurred by the Israeli resident outside Israel, which, had it been profit, would have been taxable as passive income, provided that a tax return was filed with the assessing officer for the tax year in which the loss arose, as stated in sections 131 and 132 of the Ordinance.

Under Regulation 4 of the Income Tax Regulations (Calculation of Capital Gain on the Sale of a Security Traded on the Stock Exchange, State Loan or Unit in a Mutual Fund), 5763-2002, it is provided that upon redemption of bonds traded on the stock exchange in which discount fees are also paid, the redemption consideration shall be deemed to be the consideration plus the discount fees, if all of the following conditions are met: (1) the capital gain on the sale of the bond is not exempt from tax; (2) on the redemption date, a capital loss exists; and (3) the redemption is not by controlling shareholders or by a person who held the bond from the date it was allocated or issued, all up to the amount of the capital loss. Discount fees deemed to be consideration under these provisions shall not be considered income under section 2(4) of the Ordinance.

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Notwithstanding the foregoing, the withholding tax rate applicable to a foreign resident (individual or body of persons, to the extent taxable as aforesaid) may be reduced pursuant to a valid approval from the Tax Authority, subject to the provisions of any double taxation treaties to which the State of Israel is a party (if any), and subject to the prior presentation of a certificate of exemption from withholding tax or a certificate of reduced withholding tax rate from the Tax Authority in Israel, if granted.

Tax Rate Applicable to Dividend Income in Respect of the Offered Options Converted into Shares

Pursuant to Section 125B of the Ordinance, a dividend derived from the Company’s shares shall generally be subject to tax, in the hands of Israeli resident individuals, at the rate of twenty-five percent (25%), except with respect to an individual who is a substantial shareholder in the Company at the time of receipt of the dividend or at any time during the 12 months preceding such receipt, in which case the applicable tax rate shall be thirty percent (30%). In addition to the foregoing, an individual’s income shall be subject to surtax at the rate of 3% of taxable income for the 2025 tax year exceeding NIS 721,560 (as of 2025; this amount is updated annually in accordance with increases in the Consumer Price Index).

In addition, an individual whose taxable income from capital sources in 2025 exceeded NIS 721,560 shall be subject to an additional surtax at the rate of 2% on the portion of such individual’s taxable income from capital sources exceeding the aforesaid amount.

As a general rule, dividends received by Israeli resident companies shall, pursuant to Section 126(b) of the Ordinance, not be included in their taxable income, provided that the dividend is derived from income produced or accrued in Israel and received directly or indirectly from another body of persons subject to corporate tax, and provided further that income for which a special tax rate has been prescribed shall also not be included.

A foreign resident (individual or company) who is not a substantial shareholder shall be subject to tax at the rate of twenty-five percent (25%). A foreign resident who is a substantial shareholder in the Company at the time of receipt of the dividend or at any time during the 12 months preceding such receipt shall be subject to tax at the rate of thirty percent (30%).

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In addition to the foregoing, an individual’s income shall be subject to surtax at the rate of 3% of taxable income for the 2025 tax year exceeding NIS 721,560 (as of 2025; this amount is updated annually in accordance with increases in the Consumer Price Index).

In addition, an individual whose taxable income from capital sources in 2025 exceeded NIS 721,560 shall be subject to an additional surtax at the rate of 2% on the portion of such individual’s taxable income from capital sources exceeding the aforesaid amount.

These tax rates may be reduced pursuant to the provisions of an applicable double taxation treaty (if any) entered into between the State of Israel and the country of residence of the foreign resident, and subject to the prior submission of a certificate of exemption from withholding tax or a certificate providing for withholding tax at a reduced rate issued by the Israel Tax Authority.

A dividend received by a taxable mutual fund shall be subject to tax in accordance with the tax rates applicable to an individual for whom the income does not constitute a “business” or “profession,” unless expressly provided otherwise. Where no special tax rate has been prescribed for such income, the income shall be taxed at the maximum tax rate set forth in Section 121 of the Ordinance.

An exempt mutual fund, as well as provident funds and other entities exempt from tax pursuant to Section 9(2) of the Ordinance, shall be exempt from tax in respect of such dividend, subject to the provisions of that section.

Pursuant to the said Dividend and Interest Withholding Regulations, the rate of tax to be withheld at source on dividends paid to an Israeli resident individual and to a foreign resident (individual or body of persons) in respect of the offered securities listed for trading on the stock exchange and held through a nominee company is 25%. Withholding tax at source on dividends paid by an Israeli resident body of persons whose shares are listed for trading on the stock exchange in respect of shares held through a nominee company shall be effected through a financial institution.

With respect to an individual or foreign resident who is a substantial shareholder and whose shares are neither registered in nor held through the nominee company, withholding tax at source on such dividend income shall be at the rate of 30%.

With respect to a foreign resident, the rate of withholding tax at source shall be subject to the provisions of any double taxation treaty entered into between the country of residence of the company and the country of residence of such holder, and to obtaining approval from the tax authority. Pursuant to the Dividend and Interest Withholding Regulations, where a dividend is paid to an Israeli resident (individual or body of persons) for whom a limited tax rate has been prescribed by law, the tax shall be withheld at the prescribed rate.

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No tax shall be withheld at source from payments made to provident funds, mutual funds, and other entities exempt from withholding tax at source under applicable law.

Foreign Tax Credit

Against the tax liability stated above, an Israeli resident (individual or company) shall be granted a credit in the amount of foreign tax withheld abroad, if any, in respect of the said bonds, subject to the provisions of the relevant tax treaty (if any, and if none, no credit shall be granted) and the conditions set forth in sections 199, 203 and 204 of the Ordinance, and subject to the presentation of appropriate certificates.

The amount of foreign tax withheld abroad, if any, in respect of the said bonds that exceeds the Israeli taxes applicable to an Israeli resident (individual or company) in the relevant tax year, shall be credited against Israeli taxes applicable to foreign-source income from the same source, subject to the conditions set forth in sections 199-210 of the Ordinance and subject to the credit limitation set forth in section 204 of the Ordinance.

The amount of foreign tax withheld abroad, if any, in respect of the said bonds that cannot be credited, in whole or in part, against the Israeli taxes applicable to foreign-source income from the same source in such tax year and that meets the conditions referred to in subsection B above, may be credited against the tax imposed in Israel on income produced outside Israel from the same source during the following five years, one after the other, subject to the conditions set forth in section 205A of the Ordinance.

Issuance of additional bonds as part of the expansion of the series

Since the bonds (Series C) are issued at their nominal value, there will be no discount in the issuance by virtue of this Shelf Offering Report.

In the event that the company issues additional bonds in the future, as part of the expansion of the series, at a discount rate different from the discount rate for that series (including the absence of discount, if applicable), the company will, before expanding the series, turn to the Tax Authority in order to receive its approval, that for the purpose of withholding tax on the discount fees for the bonds, a uniform discount rate will be determined for the bonds according to the formula that weighs the various discount rates in that series, if any (hereinafter in this section: “weighted discount rate”). In the event of obtaining such approval, the Company shall calculate before the expansion of the series the weighted discount rate for all bonds in accordance with that approval, and before the expansion of the series, the Company shall submit an immediate report, in which it shall notify the weighted discount rate for the entire series, and tax shall be deducted on the redemption dates of the bonds from the said series according to the weighted discount rate as stated and in accordance with the provisions of the law. In such a case, all of the other provisions of the law that pertain to taxes on discount fees will apply. If such approval is not obtained from the Tax Authority, the Company shall submit an immediate report prior to the expansion of the series, in which it shall notify of the non-receipt of such approval and that the uniform discount rate shall be the highest discount rate created in respect of the series, and all the other provisions of the law relating to taxation of discount fees shall apply. Members of the stock exchange will withhold tax at source at the time of redemption of the series, in accordance with the rate reported as stated.

Therefore, there may be cases in which withholding tax will be deducted in respect of discount fees at a higher rate than the discount fees determined for those who held the bonds from the Series Cefore increasing the series (“excess discount fees”), whether or not an approval from the Tax Authority has been received for determining a uniform discount rate for that series. A taxpayer who held the bonds from the said Series Cefore expanding the series until the repayment of the bonds held by him, will be entitled to submit a report to the Tax Authority and receive a tax refund in the amount of the tax deducted from the excess discount fees, to the extent that he is entitled to a refund as stated by law.

Stock Exchange members shall deduct at source from the interest payments paid by them to the bond holders the tax payments that must be withheld at source, except for entities exempted from such withholding tax in accordance with the law. On the dates of repayment of the principal of bonds, stock exchange members will deduct tax at source in respect of the discount fees, if any.

As of the date of the Shelf Offering Report, the company has started the process of opening a deductions file at the Income Tax in Israel.

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Signatures

The Company

STRAWBERRY FIELDS REIT, INC. _____________________________

Directors

Moishe Gubin

Michael Blisko

Tel Lerman

Jack Levine

Stanford Gertz

Mark Myers

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